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As filed with the Securities and Exchange Commission on September 29, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TALEND S.A.
(Exact name of Registrant as specified in its charter)

France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Talend S.A.
9, rue Pages
92150 Suresnes, France
Tel. +33 (0)1 46 25 06 00
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Talend, Inc.
800 Bridge Parkway, Suite 200
Redwood City, California 94065
(650) 539-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Aaron Ross General Counsel Talend S.A. 800 Bridge Parkway, Suite 200 Redwood City, CA 94065 (650) 539-3200	Mark B. Baudler Steven V. Bernard Andrew D. Hoffman Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Renaud Bonnet Geoffroy Pineau-Valencienne Jones Day 2, rue Saint-Florentin 75001 Paris, France +33 1 56 59 39 39

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

             If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.    ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .    ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate price per share(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Primary Offering:

Ordinary Shares, nominal value €0.08 per share(4)	—

Preferred shares, nominal value €0.08 per share	—

Warrants	—

Debt Securities	—

Units(5)	—

Total Primary Offering(6)	$100,000,000		$100,000,000	$11,590.00

Secondary Offering:

Ordinary Shares, nominal value €0.08 per share(4)

Total Secondary Offering	10,528,483	$39.29(7)	$413,664,097.07	$47,943.67

Total			$513,664,097.07	$59,533.67

(1)
Pursuant to Rule 457(i) under the Securities Act of 1933 (the "Securities Act"), the securities registered hereunder include such indeterminate (i) number of ordinary shares and preferred shares, (ii) number of warrants and units and (iii) principal amount of debt securities as may be issued, including, upon conversion or exchange of any ordinary share, preferred share, warrant, debt securities or units registered hereunder that provide for conversion or exchange, upon exercise of warrants or issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
The proposed maximum per unit and aggregate offering prices per class of securities with respect to the primary offering will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act with respect to the primary offering and calculated pursuant to 457(c) under the Securities Act with respect to the secondary offering.

(4)
American Depositary Shares, or ADSs, issued or issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (333-212465). Each ADS represents one ordinary share.

(5)
Consisting of some or all of the securities listed above, in any combination, including ordinary shares, preferred shares, warrants and debt securities.

(6)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the Registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued in the primary offering from time to time pursuant to this Registration Statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(7)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to 457(c) under the Securities Act based on the average of the high and low prices of the Registrant's ADSs on the NASDAQ Global Market on September 27, 2017.

             The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2017

PROSPECTUS

$100,000,000
American Depositary Shares Representing Ordinary Shares
Preferred Shares
Warrants
Debt Securities
Units

10,528,483 American Depositary Shares Representing 10,528,483
Ordinary Shares Offered by the Selling Shareholders

        We may offer from time to time up to $100,000,000 of the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.

        In addition, the selling shareholders may from time to time offer and sell up to 10,528,483 of our American Depositary Shares, or ADSs. We will not receive any of the proceeds from the sale of ADSs by the selling shareholders.

        We may offer and sell these securities on a continuous or delayed basis to or through one or more underwriters, dealers and agents, or directly to purchasers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus.

        Other than any securities sold in connection with a rights offering and to the extent applicable for debt securities, we will only sell securities pursuant to this prospectus for which preferential subscription rights shall have been waived by our shareholders in accordance with French law.

        Our ordinary shares will be sold in the form of ADSs. Each ADS represents one ordinary share. Our ADSs are listed on the NASDAQ Global Market under the symbol "TLND". On September 28, 2017, the last reported sale price of our ADSs was $40.03 per ADS.

        The preferred shares, warrants, debt securities and units described in this prospectus have not been approved for listing on any market or exchange, and we have not made any application for such listing.

        This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. In the prospectus supplement relating to any sales by selling shareholders, we will, among other things, identify the number of ADSs that each of the selling shareholders will be selling. Such prospectus supplements may also add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Market or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to consummate a sale of securities unless accompanies by the applicable prospectus supplement.

        We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with reduced public company reporting requirements.

        Investing in our securities involves risks. See "Risk Factors".

        Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus relates to the sale of our ordinary represented by ADSs, preferred shares, warrants, debt securities or units, either individually or in any combination, for an aggregate offering price of up to $100,000,000. This prospectus also relates to the sale of up to 10,528,483 of our ADSs by the selling shareholders identified in this prospectus. We will not receive any of the proceeds from the sale of ADSs by the selling shareholders.

        This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings. In addition, under this shelf registration process, the selling shareholders may from time to time sell up to an aggregate of 10,528,483 of our ADSs in one or more offerings.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See "Where You Can Find More Information" and "Incorporation of Information by Reference."

        Unless otherwise indicated or the context otherwise requires, references in this prospectus to "Talend," "the Company," "we," "us," and "our" refer to Talend S.A. and its consolidated subsidiaries. All references in this prospectus to "$," "US$," "U.S.$," "U.S. dollars," "dollars" and "USD" mean U.S. dollars and all references to "€" and "euros," mean euros, unless otherwise noted.

        Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained in this prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. Neither we nor the selling shareholders have authorized any other person to provide you with different information. Neither we nor the selling shareholders take responsibility for, or provide any assurances as to the reliability of, any other information that others may give you.

        You should assume that the information in this prospectus, any applicable prospectus supplement, any document incorporated by reference herein or therein, and any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of the respective date on the front of the applicable document, regardless of the time of delivery. Our business, financial condition, results of operations and prospects may have changed since that date.

        Neither we nor the selling shareholders are making an offer to sell or a solicitation of an offer to buy any securities described herein in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        For investors outside the United States: Neither we nor the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

TRADEMARKS

        We own or have rights to trademarks and trade names that we use in connection with the operation of our business, including our corporate name, logos, product names and website names. Other trademarks and trade names appearing in this prospectus are the property of their respective owners. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus are listed without the ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, "may", "believe", "expect", "anticipate", "estimate", "predict", "intend", "plan", "targets", "projects", "likely", "will", "would", "could", "should", "contemplate" and similar expressions or phrases identify forward-looking statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to other risks and uncertainties, including those listed under the caption "Risk Factors" as well as statements about:

  •
  our future financial performance, including our revenue, cost of revenue, gross profit or gross margin, operating expenses, ability to generate and maintain positive cash flow and ability to achieve and maintain profitability;

  •
  the sufficiency of our cash and cash equivalents to meet our liquidity needs;

  •
  our ability to increase the number of new subscription customers, particularly large enterprise customers;

  •
  our ability to renew and extend existing customer deployments;

  •
  our ability to optimize the pricing for our subscription offerings;

  •
  the growth in the usage of the Talend Data Fabric framework;

  •
  our ability to innovate and develop the various open source projects that will enhance the capabilities of Talend Open Studio;

  •
  our ability to provide superior subscription offerings and professional services;

  •
  our ability to successfully introduce new product offerings;

  •
  our ability to successfully expand in our existing markets and into new domestic and international markets;

  •
  our ability to effectively manage our growth and future expenses;

  •
  our ability to maintain, protect and enhance our intellectual property;

  •
  general economic conditions that may adversely affect either our customers' ability or willingness to purchase new or additional subscriptions, delay a prospective customer's purchasing decision, reduce the value of new subscriptions or affect customer retention;

  •
  anticipated trends, growth rates and challenges in our business and in the markets in which we operate, including the continued adoption of big data technologies, industry pricing and competitors' offerings;

  •
  our ability to comply with modified or new laws and regulations applying to our business, including copyright and privacy regulation;

  •
  the attraction and retention of qualified employees and key personnel, particularly with respect to our sales and marketing team;

  •
  the potential benefits of strategic collaboration agreements and our ability to enter into and maintain established strategic collaborations; and

  •
  developments relating to our competitors and our industry.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

        See "Risk Factors" incorporated from our Annual Report and other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties.

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements and the related notes thereto included elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision.

 Company Overview

        Our mission is to enable every organization to harness the power of their data. Our software platform, Talend Data Fabric, integrates data and applications in real time across modern big data and cloud environments, as well as traditional systems, allowing organizations to develop a unified view of their business and customers across organizational and technology silos. We are a recognized leader in the market. Effective and strategic use of data to optimize every aspect of business is a competitive advantage. We are a key enabler of the data-driven enterprise where data is becoming a strategic asset. Talend Data Fabric allows customers in any industry to improve business performance by using their data to create new insights and to automate business processes. Our customers rely on our software to better understand their customers, improve customer service, detect fraud and predict equipment maintenance needs.

Our Corporate Information

        We were organized as a société par actions simplifiée, or S.A.S., under the laws of the French Republic on September 19, 2005 and subsequently converted into a société anonyme, or S.A., on April 14, 2006. We are registered with the French Commerce and Companies Register under the number 484 175 252 RCS Nanterre. Our registered office is located at 9, rue Pages, 92150 Suresnes, France. Our telephone number at this address is +33 (0) 1 46 25 06 00. Our main place of business in the United States is located at 800 Bridge Parkway, Suite 200, Redwood City, CA 94065. Our telephone number at this address is (650) 539-3200. Our website is www.talend.com. Information contained on our website is not part of this prospectus. Our agent for service of process in the United States is our wholly owned subsidiary, Talend, Inc., a Delaware corporation, located at 800 Bridge Parkway, Suite 200, Redwood City, CA 94065.

Implications of Being a Foreign Private Issuer

        We are a "foreign private issuer" as defined in Section 405 of the Securities Act of 1933, as amended, or the Securities Act. As a foreign private issuer, we are exempt from certain rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose disclosure requirements as well as procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the Securities and Exchange Commission, or the SEC, as frequently or as promptly as a company that files as a domestic issuer whose securities are registered under the Exchange Act, nor are we generally required to comply with the SEC's Regulation FD, which restricts the selective disclosure of material non-public information. We intend to continue to take advantage of these exemptions as a foreign private issuer. See "Risk Factors—As a foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC than a U.S. company". In addition, our ordinary shares are not listed, and we do not intend to list our shares, on any market in France, our home country. This may limit the information available to holders of the ADSs.

 Implications of Being an Emerging Growth Company

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

  •
  An exemption from compliance with the auditor attestation requirement on the effectiveness of our internal controls over financial reporting;

  •
  Reduced disclosure about our executive compensation arrangements; and

  •
  An exemption from the requirements to obtain a non-binding advisory vote on executive compensation or stockholder approval of any golden parachute arrangements.

        We will remain an emerging growth company until the earliest to occur of: (i) the first fiscal year following the fifth anniversary of our initial public offering; (ii) the first fiscal year after our annual gross revenue is $1.07 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) as of the end of any fiscal year in which the market value of our ordinary shares held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.

        We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. We have not and will not take advantage of the extended transition period under Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. We prepare our financial statements in accordance with IFRS, as issued by the International Accounting Standards Board, which make no distinction between public or private companies for purposes of compliance with new or revised accounting standards. As a result, the requirements of our compliance as a private company and as a public company are the same. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. See "Risk Factors—We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the ADSs less attractive to investors".

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, you should carefully consider the risks described below, together with the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended, that are incorporated herein by reference. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline, in which case you may lose all or part of your investment. For more information see "Where You Can Find More Information" and "Incorporation of Information by Reference".

French insolvency law may supersede certain provisions of the indenture.

        As a French company, Talend S.A. is subject to French insolvency law, including court-assisted pre-insolvency proceedings (mandat ad hoc proceedings or conciliation proceedings (procédure de conciliation)), court-administered insolvency proceedings (such as safeguard proceedings (procédure de sauvegarde), accelerated safeguard proceedings (procédure de sauvegarde accélérée), accelerated financial safeguard proceedings (procédure de sauvegarde financière accélérée) and judicial reorganization or liquidation proceedings (redressement or liquidation judiciaire). In general, French insolvency legislation favors the continuation of a business and protection of employment over the payment of creditors and could limit the ability of holders of debt securities to enforce their rights under the debt securities.

        Under French insolvency law, holders of debt securities (obligations), which would include the debt securities which may be issued hereunder and any other debt securities (obligations) issued under any other instruments, are automatically grouped into a single assembly of holders of all debt securities (the "Assembly") during an accelerated financial safeguard proceeding (procédure de sauvegarde financière accélérée), an accelerated safeguard proceeding (procédure de sauvegarde accélérée), a safeguard proceeding (procédure de sauvegarde) or a judicial reorganization proceeding (procédure de redressement judiciaire) in order to vote on the restructuring plan. If Talend S.A. were the subject of any such proceeding, the Assembly would be comprised of all holders of debt securities issued by Talend S.A. The Assembly would be called to deliberate on a draft safeguard plan (projet de plan de sauvegarde) or a judicial reorganization plan (projet de plan de continuation) with respect to Talend S.A. and may further agree to:

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  reschedule and/or write-off the debt represented by the debt securities;

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  decide to convert debt securities into shares; and/or

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  treat different types of debt securities holders differently, if justified by differences in circumstances.

        Decisions of the Assembly would be taken by a two-thirds majority of the amount of debt held by all the holders of debt securities (which amount could include principal, interest and other amounts due under the debt securities) present or represented at a meeting (regardless of the terms of the debt securities). The holders of debt securities not impacted by the draft safeguard plan or the draft judicial reorganization plan or that will be paid in full upon approval by the commercial court will not be allowed to vote. The Assembly is not subject to quorum requirements.

        Certain provisions of the indenture therefore may not be enforced or enforceable by the trustee or holders of debt securities issued under this prospectus.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

        We will not receive any proceeds from the sale of ADSs by the selling shareholders. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of their ADSs. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accountants.

 CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2017. You should read this table together with our consolidated financial statements and the related notes thereto incorporated by reference herein and the other financial information incorporated by reference into this prospectus.

As of June 30, 2017
Actual (in thousands)
Cash and cash equivalents	$95,410
Borrowings	16
Equity:
Share capital	3,011
Share premium	197,036
Foreign currency translation reserve	1,048
Share-based payments reserve	10,552
Other reserves	50
Accumulated losses	(204,244)
Total shareholders' equity	7,453
Total capitalization	$7,469

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Year Ended December 31,								Six Months Ended
	2013		2014		2015		2016		June 30, 2017
Ratio of earnings to fixed charges(1)	—	(2)	—	(2)	—	(2)	—	(2)	—	(2)

(1)
Earnings consist of losses from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness and an interest component representing the estimated portion of rental expense that management believes is attributable to interest. For all the periods presented, we did not have amortized premiums, discounts and capitalized expenses related to indebtedness, capitalized interest or preference security dividend requirements of consolidated subsidiaries.

(2)
Earnings were inadequate to cover fixed charges by $19.7 million, $22.3 million, $22.0 million, $24.2 million and $15.1 million, for the years ended December 31, 2013, 2014, 2015, 2016, and for the six months ended June 30, 2017, respectively.

DESCRIPTION OF SHARE CAPITAL

General

        We are organized as an S.A. and our affairs are governed by our By-laws and the laws of France.

        The following description summarizes the most important terms of our share capital, as they are currently in effect. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in "Description of Share Capital", you should refer to our amended and restated By-laws and our Shareholder Agreement, which are included as exhibits to the registration statement of which this prospectus forms a part.

        As of June 30, 2017, our outstanding share capital consisted of a total of 28,951,837 issued and fully paid ordinary shares, with nominal value €0.08 per share. We have no preferred shares outstanding.

        Under French law, our By-laws set forth only our issued and outstanding share capital as of the date of the By-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise of outstanding employee warrants, employee share options and non-employee warrants, as granted by our board of directors.

        We are entitled under French law to issue preferred shares but our By-laws do not currently specify specific characteristics or rights attached to any specific category of preferred shares, which would be determined by the extraordinary general meeting convened for such purpose.

Shareholder Authorizations Regarding Share Capital

        At a shareholders' meeting held on June 1, 2016, our board of directors received the following authorizations from shareholders:

  •
  delegations of authority to increase our share capital by issuing ordinary shares or other securities giving access to our share capital, through rights issues, public offerings and/or private placements for the maximum duration permitted under French law (26 months) within a maximum aggregate potential dilution of 8,500,000 ordinary shares (of which 5,706,852 have been issued in connection with the initial public offering prior to June 30, 2017) for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances (except when conducted through rights issues); and

        At a shareholders' meeting held on June 6, 2017, our board of directors received the following authorizations from shareholders:

  •
  delegations of authority to increase our share capital by issuing ordinary shares for the maximum duration permitted under French law (18 months) within a maximum aggregate potential dilution of 571,000 ordinary shares (of which none has been issued prior to June 30, 2017) to any trust, investment fund, company or other legal entity be created, in France or abroad, in connection with an international Employee Stock Purchase Plan, or the ESPP, to be adopted by the Company or to any employee of the Company and affiliated companies, in France and abroad belonging to an ESPP, for which delegations our shareholders waived their preferential subscription rights with respect to all such issuances; and

  •
  delegations of authority to grant warrants (bons de souscription d'actions, or BSAs), employee warrants (bons de souscription de parts de créateur d'entreprise, or BSPCEs), free shares (actions gratuites) and/or stock options (options de souscription ou d'achat d'actions), to our employees and executive officers, directors, observers, consultants and advisors for the maximum duration permitted under French law (18 to 38 months depending on the delegations) within a maximum aggregate potential dilution of 2,000,000 ordinary shares to which the BSAs, BSPCEs, free shares and stock options issued shall grant (of which no ordinary shares been issued as of June 30, 2017), for which delegations our shareholders waived their preferential subscription rights with respect to all such grants.

Key Provisions of Our By-laws and French Law Affecting our Ordinary Shares

        The description below reflects the terms of our By-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our By-laws which is included as an exhibit to the Form 6-K filed September 19, 2017. In the event that our By-laws are modified in connection with the creation of a specific category of preferred shares, the rights of holders of such preferred shares under our By-laws and French law will be described in the applicable prospectus supplement.

  Corporate Purpose (Article 3 of the By-laws)

        Our corporate purpose in France and abroad includes:

  •
  The development, research, production, marketing, purchasing, selling, leasing, providing of after-sale services of software and / or hardware;

  •
  The supply and sale of services to users notably in training, demonstration, methodology, deployment and use;

  •
  The supply and sale of IT resources in combination or not with software or services;

  •
  The creation, acquisition, rental or lease management of all businesses, the leasing, creation or operation of any establishments;

  •
  The acquisition, operation or sale of any intellectual or industrial property rights and any expertise in the IT field; and

  •
  Generally, the involvement in any business or incorporated or to be incorporated company as well as the completion of all legal, economic, financial, industrial, civil and commercial, securities or real estate transactions directly or indirectly relating, in whole or in part to the above purpose or to any similar or related purpose.

  Directors

  Quorum and voting (Article 14 of the By-laws).

        The board of directors may only deliberate if at least half of the directors attend the applicable meeting in the manner provided for in our By-laws. In particular, French law and the charter of the board allow directors to attend meetings of the board in person or, to the extent permitted by applicable law, by videoconference or other telecommunications arrangements. In addition, our By-Laws allow a director to grant another director a proxy to represent him or her at a meeting of the board, but no director can hold more than one proxy at any meeting. Decisions of the board are adopted by the majority of the voting rights held by the directors present or represented, it being specified that in case of a vote-split, the chairman of the board shall have a deciding vote.

  Directors' Voting Powers on Proposal, Arrangement or Contract in which any Director is Materially Interested.

        Under French law, any agreement entered into (directly or through an intermediary) between us and any director that is not entered into (1) in the ordinary course of business and (2) under standard terms and conditions is subject to the prior authorization of the board of directors, excluding the vote of the interested director.

        The foregoing requirements also apply to agreements between us and another company, provided that the company is not one of our wholly-owned subsidiaries, if one of our directors is the owner or a general partner, manager, director, general manager or member of the executive or supervisory board of the other company, as well as to agreements in which one of our directors has an indirect interest.

  Directors' Compensation.

        The aggregate amount of attendance fees (jetons de présence) of the board of directors is determined at the shareholders' annual ordinary general meeting. The board then divides all or part (at the board's discretion) of this aggregate amount among some or all of its members by a simple majority vote. In addition, the board may grant exceptional compensation (rémunérations exceptionnelles) to individual directors on a case-by-case basis for special and temporary assignments. The board may also authorize the reimbursement of reasonable travel and accommodation expenses, as well as other expenses incurred by directors in the corporate interest. Directors who are employed by the company receive a separate compensation as officers or employees. See Item 10 of the Form 20-F filed March 7, 2017.

  Board of Directors' Borrowing Powers (Article 15 of the By-laws).

        There are currently no limits imposed by our By-laws on the amounts of loans or borrowings that the board of directors may approve.

  Directors' Age Limits (Article 13 of the By-laws).

        The number of directors who are more than seventy (70) years old may not exceed one-third of the directors in office.

        If this limit is reached, the oldest director will be deemed to have resigned at the end of the annual shareholders' meeting approving the accounts of the year in which this limit has been reached.

  Employee Director Limits.

        The number of directors who are also party to employment contracts with the Company may not exceed one-third of the directors in office.

  Directors' Share Ownership Requirements.

        None.

  Rights, Preferences and Restrictions Attaching to Ordinary Shares

  Dividends (Articles 22 and 23 of the By-laws).

        We may only distribute dividends out of our "distributable profits," plus any amounts held in our reserves that the shareholders decide to make available for distribution, other than those reserves that are specifically required to be maintained by law. "Distributable profits" consist of our unconsolidated net profit in each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law (see below under "—Legal Reserve").

  Legal Reserve (Article 22 of the By-laws).

        Pursuant to French law, we must allocate at least 5% of our unconsolidated net profit for each year to our legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in the legal reserve is equal to 10% of the aggregate par value of our issued and outstanding share capital.

  Approval of Dividends (Article 23 of the By-laws).

        Pursuant to French law, our board of directors may propose a dividend and/or reserve distribution for approval by the shareholders at the annual ordinary general meeting.

        Upon recommendation of our board of directors, our shareholders may decide to allocate all or part of any distributable profits to special or general reserves, to carry them forward to the next fiscal year as retained earnings or to allocate them to the shareholders as dividends. However, dividends may not be distributed when as a result of such distribution our net assets are or would become lower than the amount of the share capital plus the amount of the legal reserves which, under French law, may not be distributed to shareholders.

        Our board of directors may distribute interim dividends after the end of the fiscal year but before the approval of the financial statements for the relevant fiscal year when the interim balance sheet, established during such year and certified by an auditor, reflects that we have earned distributable profits since the close of the last financial year, after recognizing the necessary depreciation and provisions and after deducting prior losses, if any, and the sums to be allocated to reserves, as required by law or the By-laws, and including any retained earnings. The amount of such interim dividends may not exceed the amount of the profit so defined.

        Pursuant to current French law, if a dividend is declared we may be required to pay a dividend tax in an amount equal to 3% of the aggregate dividend paid by us. Please note that such dividend tax may be repealed by the finance bills to be discussed by the French Parliament before the end of 2017.

  Distribution of Dividends (Articles 11 and 23 of the By-laws).

        Dividends are distributed to shareholders proportionally to their shareholding interests. In the case of interim dividends, distributions are made to shareholders on the date set by our board of directors during the meeting in which the distribution of interim dividends is approved. The actual dividend payment date is decided by the shareholders at an ordinary general shareholders' meeting or by our board of directors in the absence of such a decision by the shareholders. Shareholders that own shares on the actual payment date are entitled to the dividend.

        Dividends may be paid in cash or, if the shareholders' meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash. Our By-laws provide that, subject to a decision of the shareholders' meeting taken by ordinary resolution, each shareholder may be given the choice to receive his dividend in cash or in shares.

  Timing of Payment (Article 23 of the By-laws).

        Pursuant to French law, dividends must be paid within a maximum period of nine months following the end of the relevant fiscal year. An extension of such timeframe may be granted by court order. Dividends that are not claimed within a period of five years after the payment date will be deemed to expire and revert to the French government.

  Voting Rights (Article 11 of the By-laws).

        Each of our ordinary shares entitles its holder to vote and be represented in the shareholders' meetings in accordance with the provisions of French law and of our By-laws. The ownership of a share implies ipso jure adherence to our By-laws and the decisions of the shareholders' meeting.

        In general, each shareholder is entitled to one vote per share at any general shareholders' meeting. The company's major shareholders do not have different voting rights than other shareholders of the company.

        Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.

  Rights to Share in Our Profit (Article 11 of the By-laws).

        Under French law each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.

  Rights to Share in the Surplus in the Event of Liquidation (Articles 11 and 28 of the By-laws).

        If we are liquidated, any assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will first be used to repay in full the par value of our outstanding shares. Any surplus will then be distributed among shareholders proportionally to their shareholding in our company.

  Repurchase and Redemption of Shares.

        Under French law, we may acquire our own shares for the following purposes only:

  •
  to decrease our share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction; in this case, the shares repurchased must be cancelled within one month from their repurchase date;

  •
  to provide shares for distribution to employees or managers under a profit-sharing, free share or share option plan; in this case the shares repurchased must be distributed within 12 months from their repurchase or they must be cancelled;

  •
  with a view to using them within two years of their repurchase in payment or in exchange for assets acquired by us; or

  •
  to sell the relevant shares to any shareholder willing to purchase them as part of a process organized by us within five years of their repurchase date.

        No such repurchase of shares may result in us holding, directly or through a person acting on our behalf, more than (i) 10% of our issued share capital in case of repurchase of shares to be provided for distribution to our employees or managers or sale to our shareholders, and (ii) 5% in case of repurchase of shares to be used in payment or in exchange for assets acquired by the company. Shares repurchased by us continue to be deemed "issued" under French law but are not entitled to dividends or voting rights so long as we hold them directly or indirectly, and we may not exercise the preemptive rights attached to them.

  Sinking Fund Provisions.

        Our By-laws do not provide for any sinking fund provisions.

  Liability to Further Capital Calls.

        Shareholders are liable for corporate liabilities only up to the par value of the shares they hold; they are not liable to further capital calls.

  Requirements for Holdings Exceeding Certain Percentages.

        There are no such requirements, except as described under the section of this prospectus titled "—Form, Holding and Transfer of Shares—Ownership of Shares by Non-French Persons."

  Actions Necessary to Modify Shareholders' Rights

        Shareholders' rights may be modified as allowed by French law. Only the extraordinary shareholders' meeting is authorized to amend any and all provisions of our By-laws. It may not, however, increase any of the shareholders' commitments without the prior approval of each shareholder.

  Special Voting Rights of Warrant Holders

        Under French law, the holders of warrants of the same class (i.e., warrants that were issued at the same time and with the same rights), including employee warrants, are entitled to vote as a separate class at a general meeting of that class of warrant holders under certain circumstances, principally in connection with any proposed modification of the terms and conditions of the class of warrants or any proposed issuance of preferred shares or any modification of the rights of any outstanding class or series of preferred shares.

  Rules for Admission to and Calling Annual Shareholders' Meetings and Extraordinary Shareholders' Meetings

  Access to, Participation in and Voting Rights at Shareholders' Meetings.

        Shareholders' meetings are composed of all shareholders whose shares are paid up and for whom a right to attend shareholders' meetings is established by registration of the shares in an account in the name of the shareholder or the intermediary registered on his or her behalf, on the second (2nd) business day prior to the shareholders' meeting, at midnight (00:00) Paris time, either in the registered share accounts held by us, or in the bearer share accounts held by the authorized intermediary.

        Shareholders participating via video-conferencing or other means of telecommunications contemplated by law and regulation that allow identification are deemed present for the calculation of quorum and majority requirements at shareholders' meetings. The board of directors organizes, in accordance with legal and regulatory requirements, the participation and vote of these shareholders at the meeting, assuring, in particular, the effectiveness of the means of identification.

        Any shareholder may, in accordance with legal and regulatory requirements, vote by mail or grant a proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or another shareholder for physical persons, or to any person for legal entities. Shareholders may, in accordance with legal and regulatory requirements, send their vote or proxy either by hard copy or via telecommunications means, being specified that their votes must be received at least three days prior to the meeting for hard copies and on the day before the meeting at 3 p.m. Paris time at the latest, for electronic votes by email, and their proxy no later than on the date of the meeting if granted to a designated person or no later than on the day before the meeting at 3 p.m. Paris time for proxies without a designated attorney and therefore granted to the chairman of the meeting.

        Shareholders sending their vote within such time limit, using the form provided to them by us to this effect, are deemed present or represented at the shareholders' meeting.

        The voting by correspondence form addressed by a shareholder is only valid for a single meeting or for successive meetings convened with the same agenda. To better understand the voting rights of the ADSs, you should carefully read "Description of American Depositary Shares—Voting Rights".

  Notice of Annual Shareholders' Meetings.

        Shareholders' meetings are convened by our board of directors, or, failing that, by our statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person. Meetings are held at our registered offices or at any other location indicated in the convening notice.

        A first convening notice must be published in the French Journal of Mandatory Statutory Notices (Bulletin des Annonces Légales Obligatoires (BALO)) at least 35 days prior to the meeting. Such notice must include, in particular, the meeting's agenda and the draft resolutions to be submitted to the shareholders.

        Subject to limited exceptions provided by French law, additional convening notices must be given at least 15 days before the date of the meeting, by means of a notice inserted in both the French BALO and a legal announcement bulletin of the registered office department of the company. Further, the shareholders holding registered shares for at least a month at the time of the latest insertion of the notices shall be summoned individually, by regular letter or by registered letter if the shareholders so request and include an advance of expenses, sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any relevant shareholder requesting it beforehand by registered letter with acknowledgement of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the attendees of the shareholders' meeting cannot deliberate due to the lack of the required quorum, the second meeting must be called at least ten days in advance in the same manner as used for the first notice.

        All notices to the shareholders must further specify the conditions under which the shareholders may vote by correspondence.

  Agenda and Conduct of Annual Shareholders' Meetings.

        The agenda of the shareholders' meeting shall appear in the notice to convene the meeting and is set by the author of the notice. The shareholders' meeting may only deliberate on the items on the agenda except for the removal of directors and the appointment of their successors, which may be put to vote by any shareholder during any shareholders' meeting. One or more shareholders representing the percentage of share capital required by French law, and acting in accordance with legal requirements and within applicable time limits, may request the inclusion of items or proposed resolutions on the agenda.

        Shareholders' meetings are chaired by the chairman of the board of directors or, in his or her absence, by the managing director, a deputy managing director if he or she is a director or by a director appointed for this purpose by the board, and in all other cases, the meeting itself will elect a chairman. Vote counting is performed by the two members of the meeting who are present and accept such duties, who represent, either on their own behalf or as proxies, the greatest number of votes.

  Ordinary Shareholders' Meeting.

        Ordinary shareholders' meetings are those meetings called to make any and all decisions that do not result in a modification of our By-laws. An ordinary shareholders' meeting shall be convened at least once a year within six months of the end of each fiscal year in order to approve the annual and consolidated accounts for the relevant fiscal year or, in case of postponement, within the period established by court order. Upon first notice, the meeting may validly deliberate only if the shareholders present or represented by proxy or voting by mail represent at least one-fifth of the shares entitled to vote. Upon second notice, no quorum is required. Decisions are made by a majority of the votes held by the shareholders present, represented by proxy, or voting by mail. Abstentions will have the same effect as a "no" vote.

  Extraordinary Shareholders' Meeting.

        Only an extraordinary shareholders' meeting is authorized to amend our By-laws. It may not, however, increase shareholders' commitments without the approval of each shareholder. Subject to the legal provisions governing share capital increases from reserves, profits or share premiums, the resolutions of the extraordinary meeting shall be valid only if the shareholders present, represented by proxy or voting by mail represent at least one-fourth of all shares entitled to vote upon first notice, or one-fifth upon second notice. If the latter quorum is not reached, the second meeting may be postponed to a date no later than two months after the date for which it was initially called. Decisions are made by a two-thirds majority vote of the shareholders present, represented by proxy, or voting by mail. Abstentions will have the same effect as a "no" vote.

        In addition to the right to obtain certain information regarding us at any time, any shareholder may, from the date on which a shareholders' meeting is convened until the fourth business day preceding the date of the shareholders' meeting, submit written questions relating to the agenda for the meeting to our board of directors. Our board of directors is required to respond to these questions during the meeting.

  Provisions Having the Effect of Delaying, Deferring or Preventing a Change in Control of the Company

        Provisions contained in our By-laws and the corporate laws of France, the country in which we are incorporated, could make it more difficult for a third-party to acquire us, even if doing so might be beneficial to our shareholders. These provisions include the following:

  •
  provisions of French law allowing the owner of 95% of the share capital or voting rights of a public company to force out the minority shareholders following a tender offer made to all shareholders are only applicable to companies listed on the main French stock exchange and will therefore not be applicable to us unless we dual-list in France;

  •
  a merger (i.e., in a French law context, a stock for stock exchange after which our company would be dissolved into the acquiring entity and our shareholders would become shareholders of the acquiring entity) of our company into a company incorporated in the European Union would require the approval of our board of directors as well as a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting;

  •
  a merger of our company into a company incorporated outside of the European Union would require the unanimous approval of our shareholders;

  •
  under French law, a cash merger is treated as a share purchase and would require the consent of each participating shareholder;

  •
  our shareholders have granted and may grant in the future our board of directors broad authorizations to increase our share capital or to issue additional ordinary shares or other securities (for example, warrants) to our shareholders, the public or qualified investors, including as a possible defense following the launching of a tender offer for our shares;

  •
  our shareholders have preferential subscription rights proportional to their shareholding in the company on the issuance by us of any additional shares or securities giving right, immediately or in the future, to new shares for cash or a set-off of cash debts, which rights may only be waived by the extraordinary general meeting (by a two-thirds majority vote) of our shareholders or on an individual basis by each shareholder;

  •
  our board of directors has the right to appoint directors to fill a vacancy created by the resignation or death of a director, subject to the approval by the shareholders of such appointment at the next shareholders' meeting, which prevents shareholders from having the sole right to fill vacancies on our board of directors;

  •
  our board of directors can only be convened by its chairman or, when no board meeting has been held for more than two consecutive months, by directors representing at least one-third of the total number of directors;

  •
  our board of directors' meetings can only be regularly held if at least half of the directors attend either physically or by way of videoconference or teleconference enabling the directors' identification and ensuring their effective participation in the board of directors' decisions;

  •
  under French law, residents outside of France as well as any French entity controlled by non-French residents may have to file an administrative notice with French authorities in connection with a direct or indirect investment in us, as defined by administrative rulings—see the section of this prospectus titled "Limitations Affecting Shareholders of a French Company";

  •
  approval of at least a majority of the votes held by shareholders present, represented by a proxy, or voting by mail at the relevant ordinary shareholders' general meeting is required to remove directors with or without cause;

  •
  advance notice is required for nominations to the board of directors or for proposing matters to be acted upon at a shareholders' meeting, except that a vote to remove and replace a director can be proposed at any shareholders' meeting without notice;

  •
  pursuant to French law, our By-laws, including the sections relating to the number of directors and election and removal of a director from office, may only be modified by a resolution adopted by a two-thirds majority of the votes of our shareholders present, represented by a proxy or voting by mail at the meeting; and

  •
  our shares take the form of bearer securities or registered securities, if applicable legislation so permits, according to the shareholder's choice. Issued shares are registered in individual accounts opened by us or any authorized intermediary (depending on the form of such shares), in the name of each shareholder and kept according to the terms and conditions laid down by the legal and regulatory provisions.

  Declaration of Crossing of Ownership Thresholds

  •
  None except as described under "—Form, Holding and Transfer of Shares—Ownership of Shares by Non-French Persons".

  Changes in Share Capital

  Increases in Share Capital.

        Pursuant to French law, our share capital may be increased only with shareholders' approval at an extraordinary general shareholders' meeting following the recommendation of our board of directors. The shareholders may delegate to our board of directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital.

        Increases in our share capital may be effected by:

  •
  issuing additional shares;

  •
  increasing the par value of existing shares;

  •
  creating a new class of equity securities; and

  •
  exercising the rights attached to securities giving access to the share capital.

        Increases in share capital by issuing additional securities may be effected through one or a combination of the following:

  •
  issuances in consideration for cash;

  •
  issuances in consideration for assets contributed in kind;

  •
  issuances through an exchange offer;

  •
  issuances by conversion of previously issued debt instruments;

  •
  issuances by capitalization of profits, reserves or share premium; and

  •
  subject to certain conditions, issuances by way of offset against debt incurred by us.

        Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders' approval at an extraordinary general shareholders' meeting, acting under the quorum and majority requirements applicable to ordinary shareholders' meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders' approval at an extraordinary general shareholders' meeting acting under the regular quorum and majority requirements for such meetings.

  Reduction in Share Capital.

        Pursuant to French law, any reduction in our share capital requires shareholders' approval at an extraordinary general shareholders' meeting following the recommendation of our board of directors. The share capital may be reduced either by decreasing the par value of the outstanding shares or by reducing the number of outstanding shares. The number of outstanding shares may be reduced by the repurchase and cancellation of shares. Holders of each class of shares must be treated equally unless each affected shareholder agrees otherwise.

  Preferential Subscription Right.

        According to French law, if we issue additional shares or securities giving right, immediately or in the future, to new shares for cash, current shareholders will have preferential subscription rights to these securities on a pro rata basis. Preferential subscription rights entitle the individual or entity that holds them to subscribe proportionally to the number of shares held by them to the issuance of any securities increasing, or that may result in an increase of, our share capital by means of a cash payment or a set-off of cash debts. The preferential subscription rights are transferable during the subscription period relating to a particular offering.

        The preferential subscription rights with respect to any particular offering may be waived at an extraordinary general meeting by a two thirds vote of our shareholders or individually by each shareholder. Our board of directors and our independent auditors are required by French law to present reports to the shareholders' meeting that specifically address any proposal to waive the preferential subscription rights.

        In the future, to the extent permitted under French law, we may seek shareholder approval to waive preferential subscription rights at an extraordinary general shareholders' meeting in order to authorize the board of directors to issue additional shares and/or other securities convertible or exchangeable into shares.

  Form, Holding and Transfer of Shares

  Form of Shares.

        Pursuant to our By-laws, shares of the Company may be held in registered or bearer form, at each shareholder's discretion.

        Further, in accordance with applicable laws, we may request at any time from the central depositary responsible for holding our shares, the information referred to in Article L. 228-2 of the French Commercial Code. Thus, we are, in particular and at any time, entitled to request the name and the year of birth or, in the case of a legal entity, the corporate name and the year of incorporation, citizenship and address of holders of securities conferring immediately or in the future voting rights at its general shareholders' meeting and the amount of securities owned by each of them and, as the case may be, the restrictions that may impact the securities.

  Holding of Shares.

        In accordance with French law concerning the "dematerialization" of securities, the ownership rights of shareholders are represented by book entries instead of share certificates. Shares are registered in individual accounts maintained by us or by a representative appointed by us. Each shareholder's account shows the name of the relevant shareholder and number of shares held.

  Ownership of Shares by Non-French Persons.

        Neither the French Commercial Code nor our By-laws presently impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, residents outside of France, as well as any French entity controlled by non-French residents, must file an administrative notice with French authorities in connection with their direct and indirect foreign investments in us, including through ownership of ADSs, on the date a binding purchase agreement is executed or a tender offer is made public. Under existing administrative rulings, the following transactions qualify as foreign investments in us:

  •
  any transaction carried out on our capital by a non-French resident provided that after the transaction the cumulative amount of the capital or the voting rights held by non-French residents exceeds 33.33% of our capital or voting rights;

  •
  any transaction mentioned above carried out by a corporation incorporated under French law whose capital or voting rights are held for more than 33.33% by non-French residents;

  •
  any transaction carried out abroad resulting in a change of the controlling shareholder of a corporation incorporated under a foreign (non-French) law that holds a shareholding or voting rights in us if our capital or voting rights are held for more than 33.33% by non-French residents;

  •
  loans and guarantees granted by a corporation incorporated under foreign (non-French) laws to us in amounts evidencing control over our financing; and

  •
  patent licenses granted by a corporation incorporated under foreign (non-French) laws or management or technical assistance agreements with such corporation that place us in a dependent position vis-à-vis such party or its group.

        Violation of this administrative notice requirement is sanctioned by a fine of €750. This amount may be multiplied by five if the violation is made by a legal entity.

        Additionally, residents outside of France must file a declaration for statistical purposes with French authorities within twenty working days after the settlement date of certain direct foreign investments in us, including any purchase of our ADSs. In particular, such filings are required in connection with investments exceeding EUR 15,000,000 that lead to the acquisition of more than 10% of our company's outstanding ordinary shares or cross the 10% threshold of shareholding. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be multiplied by five if the violation is made by a legal entity.

        Moreover, certain foreign investments in companies incorporated under French laws are subject to the prior authorization from the French Minister of the Economy, where all or part of the target's business and activity relate to a strategic sector, such as energy, transportation, public health, telecommunications, etc.

  Assignment and Transfer of Shares.

        Shares are freely negotiable, subject to applicable legal and regulatory provisions (including, in particular, the prohibition on insider trading).

Listing

        The ADSs are listed on the NASDAQ Global Market under the symbol "TLND".

Transfer Agent and Registrar

        The transfer agent and registrar for the ADSs is JPMorgan Chase Bank, N.A. The transfer agent and registrar for our ordinary shares is BNP Paribas Securities Services.

Differences in Corporate Law

        The laws applicable to French sociétés anonymes differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.

	France	Delaware
Number of Directors	Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the certificate of incorporation or by-laws.

	France	Delaware
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, members of a board of directors of a corporation may be legal entities, and such legal entities may designate an individual to represent them and to act on their behalf at meetings of the board of directors.	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be members of a corporation's board of directors.
Removal of Directors	Under French law, directors may be removed from office, with or without cause, at any shareholders' meeting without notice or justification, by a simple majority vote.
Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation (1) whose board is classified, stockholders may effect such removal only for cause (unless the certificate of incorporation provides otherwise), or (2) who has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which such director is a part.
Vacancies on the Board of Directors
Under French law, vacancies on the board of directors resulting from death or a resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification by the next shareholders' meeting.
Under Delaware law, unless the certificate of incorporation or by-laws provide otherwise, vacancies on a corporation's board of directors, including those caused by an increase in the number of directors, may be filled by stockholders or by a majority of the remaining directors.

	France	Delaware
Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months after the close of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the by-laws, provided that the court may order an annual meeting upon the application of a director or stockholder if a corporation has not held a meeting within 30 days of a date designated for the meeting or within 13 months after the latest of the company's organization, the last annual meeting or the last action by written consent to elect directors.
General Meeting
Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent or liquidator in certain circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

	France	Delaware
Notice of General Meetings	A first convening notice must be published in the French Journal of Mandatory Statutory Notices (BALO) at least 35 days prior to the meeting. Subject to limited exceptions provided by French law, additional convening notices must be given at least 15 days before the date of the meeting, by means of a notice inserted in both the French BALO and a legal announcement bulletin of the registered office department of the company. Further, the shareholders holding registered shares for at least a month at the time of the latest insertion of the notices shall be summoned individually, by regular letter or by registered letter if the shareholders so request and include an advance of expenses, sent to their last known address. This notice to registered shareholders may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any relevant shareholder requesting it beforehand by registered letter with acknowledgement of receipt in accordance with legal and regulatory requirements, specifying his e-mail address. When the shareholders' meeting cannot deliberate due to the lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of commerce and companies, the place, date, hour and agenda of the meeting and its nature (ordinary or extraordinary meeting).	Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders generally must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and (in the case of a special meeting of stockholders) purpose or purposes of the meeting.
The meeting notice must indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.

	France	Delaware
Proxy	Under French law, any shareholder may attend the meetings and vote (1) in person, or (2) by granting a proxy to his/her spouse, his/her partner with whom he/she has entered into a civil union or to another shareholder for physical persons or to any person for legal entities, or (3) by sending a proxy to us without indication of the beneficiary (in which case, such proxy shall be cast in favor of the resolutions supported by the board of directors), or (4) by correspondence, or by videoconference or another means of telecommunication allowing identification of the relevant shareholder in accordance with applicable laws. The proxy is only valid for a single meeting or successive meeting convened with the same agenda. It can also be granted for two meetings, one ordinary, the other extraordinary, held within a period of fifteen days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Shareholder action by written consent	Under French law, shareholders' action by written consent is not permitted in a société anonyme.
Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, stockholders may act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.

	France	Delaware
Preemptive Rights	Under French law, in case of issuance of additional shares or other securities giving right, immediately or in the future, to new shares for cash or set-off against cash debts, the existing shareholders have preferential subscription rights to these securities on a pro rata basis unless such rights are waived by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the extraordinary meeting deciding or authorizing the capital increase. In case such rights are not waived by the extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential rights.	Under Delaware, law, unless otherwise provided in a corporation's certificate of incorporation, a stockholders does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation's stock.
Sources of Dividends
Under French law, dividends may only be paid by a French société anonyme out of "distributable profits", plus any distributable reserves and "distributable premium" that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.
"Distributable profits" consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years.
"Distributable premium" refers to the contribution paid by the shareholders in addition to the par value of their shares for their subscription that the shareholders decide to make available for distribution.
Except in the case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves which cannot be distributed in accordance with the law or the by-laws.
Under Delaware law, subject to any restrictions under a corporation's certificate of incorporation, dividends may be paid by a Delaware corporation either out of (1) surplus or (2) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the Delaware statutory capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

France	Delaware
Repurchase of Shares	Under French law, a private corporation (which our company is for French law purposes for so long as it is listed in the United States only) may acquire its own shares for the following purposes only:

•

To decrease its share capital, provided that such decision is not driven by losses and that a purchase offer is made to all shareholders on a pro rata basis, with the approval of the shareholders at the extraordinary general meeting deciding the capital reduction;

•

With a view to distributing within one year of their repurchase the relevant shares to employees or managers under a profit-sharing, restricted free share or share option plan, not to exceed 10% of the share capital;

•

In payment or in exchange for assets acquired by the corporation within two years of their repurchase, not to exceed 5% of the share capital;

•

To sell the relevant shares to any shareholders willing to purchase them as part of a process organized by the corporation within five years, not to exceed 10% of the share capital.

Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the Delaware statutory capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.

	France	Delaware
• Liability of Directors and Officers	Under French law, the by-laws may not include any provisions limiting the liability of directors.	Under Delaware law, a corporation's certificate of incorporation may generally include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•

Any breach of the director's duty of loyalty to the corporation or its stockholders;

•

Acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•

Intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•

Any transaction from which the director derives an improper personal benefit.

Voting Rights
	French law provides that, unless otherwise provided in the by-laws of a private corporation (which our company is for French law purposes for so long as it is listed in the United States only), each shareholder is entitled to one vote for each share of capital stock held by such shareholder.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

France	Delaware
Shareholder Vote on Certain Transactions	Generally, under French law, completion of a merger or dissolution requires:

•

The approval of the board of directors; and

•

The approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant meeting, or in the case of a merger with a non-EU company, approval of all the shareholders of the corporation.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under other certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

•

The approval of the board of directors; and

•

Approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Dissent or Dissenters' Appraisal Rights	French law does not provide for any such right but provides that a merger is subject to shareholders' approval by a two-thirds majority vote as stated above.	Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder's shares equal to the fair value of those shares, as determined by the Delaware Court of Chancery in an action timely brought by the corporation or a dissenting stockholder. Unless otherwise provided in the certificate of incorporation, Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:

•

Shares of stock of the surviving corporation;

	France	Delaware

•

Shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

•

Cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

•

Any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.
Standard of Conduct for Directors
French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty to act without self-interest, on a well-informed basis and they cannot make any decision against a corporation's corporate interest (intérêt social).
Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act loyally, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Shareholder Suits

French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation's interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and any legal fees relating to such action are borne by the relevant shareholder or the group of shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

State that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff's shares thereafter devolved on the plaintiff by operation of law; and

	The plaintiff must remain a shareholder throughout the duration of the legal action. There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.	• Allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

	France	Delaware
A shareholder may alternatively or cumulatively bring an individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

•

State the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or settled without the approval of the Delaware Court of Chancery.

Stockholders can also under some circumstances bring "direct" claims that belong only to the stockholder to challenge directors' conduct.

Amendment of Certificate of Incorporation

Unlike companies incorporated under Delaware law, the organizational documents of which comprise both a certificate of incorporation and by-laws, companies incorporated under French law only have by-laws (statuts) as organizational documents.

As indicated in the paragraph below, only the extraordinary shareholders' meeting is authorized to adopt or amend the by-laws under French law.

Under Delaware law, generally a corporation may amend its certificate of incorporation if:

•

Its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability, and

•

The amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.

Amendment of By-laws	Under French law, only the extraordinary shareholders' meeting is authorized to adopt or amend the by-laws.
Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

DESCRIPTION OF PREFERRED SHARES

        The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

  •
  the title and nominal value of the preferred shares;

  •
  the number of preferred shares we are offering;

  •
  the liquidation preference per preferred share, if any;

  •
  the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

  •
  whether preferential subscription rights will be issued to existing shareholders;

  •
  the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

  •
  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

  •
  the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

  •
  any listing of the preferred shares on any securities exchange or market;

  •
  whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

  •
  voting rights, if any, of the preferred shares;

  •
  preemption rights, if any;

  •
  other restrictions on transfer, sale or assignment, if any;

  •
  whether interests in the preferred shares will be represented by American depositary shares;

  •
  a discussion of any material or special U.S. federal and French income tax considerations applicable to the preferred shares;

  •
  any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

  •
  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

        Prior to issuing preferred shares, we must convene an extraordinary shareholders meeting at which shareholders would determine the terms and conditions of the preferred shares, decide the issuance of the preferred shares or delegate authority to the board of directors to decide the issuance and vote to modify the By-laws in order to include the characteristics and particular rights of the preferred shares.

        The extraordinary shareholders meeting would also decide the maximum aggregate amount of share capital increases which we may carry out by issuing preferred shares, which may not exceed a specified amount of gross issue proceeds to be determined.

        When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non assessable and, to the extent permitted under French law, will not have, or be subject to, any preemptive or similar rights.

        The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our preferred or ordinary shares or any combination of the foregoing. Each warrant will entitle the holder to purchase the number of preferred shares, ordinary shares, or combination thereof, as the case may be, at the exercise price and in the manner specified in the prospectus supplement relating to such warrants. Warrants may be exercised at any time up to the date and time specified in the applicable warrant agreement and set forth in the applicable prospectus supplement.

        Warrants may be issued under one or more warrant agreements to be entered into between the Company and one or more purchasers of such warrants or a bank or trust company acting as warrant agent. The material terms and provisions of such warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. The form of warrant agreement that will be entered into with respect to a particular offering of warrants will be filed as an exhibit to a post-effective amendment to, or incorporated by reference into, the registration statement of which this prospectus forms a part.

        The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus and such prospectus supplement is being delivered, which terms may include the following if applicable to those warrants:

  •
  the title and aggregate number of the warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currency unit in which the warrants are denominated;

  •
  if the warrants are for the purchase of preferred shares, the designation and terms of the series of preferred shares, and the number of such preferred shares, purchasable upon exercise of the warrants; and the price, or the manner of determining the price, at which the preferred shares may be purchased upon exercise of the warrants;

  •
  if the warrants are for the purchase of ordinary shares, the number of ordinary shares that may be purchased upon exercise of each warrant; and the price, or the manner of determining the price, at which the ordinary shares may be purchased upon the exercise of the warrants;

  •
  the price at which the securities purchasable upon exercise of such warrants may be purchased;

  •
  if other than cash, the manner in which the exercise price of the warrants may be paid; and any maximum or minimum number of warrants that may be exercisable at any one time;

  •
  the time or times at which, or period or periods during which, the warrants may be exercised and the expiration date of the warrants;

  •
  the terms of any right of the Company to redeem the warrants;

  •
  the terms of any right of the Company to accelerate the exercise of the warrants upon the occurrence of certain events;

  •
  whether the warrants will be sold with any other securities, and the date, if any, on and after which the warrants and the other related securities will be separately transferable;

  •
  whether the warrants will be issued in registered or bearer form and information with respect to book-entry procedures, if any;

  •
  a discussion of certain material tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

General

        We may issue debt securities using this prospectus. The debt securities that we may issue will be governed by a contract between us and a trustee to be specified in an accompanying prospectus supplement, which we refer to as an indenture in this section.

        The trustee under the indenture will have two main roles:

  •
  first, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "Events of Default—Remedies If an Event of Default Occurs" below; and

  •
  second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell your debt securities (and they are not held in a clearing system) and sending you notices.

        The indenture and its associated documents will contain the full legal text governing the matters described in this section. The indenture and the debt securities will be governed by New York law. A form of the indenture is an exhibit to our registration statement. See "Where You Can Find More Information" for information on how to obtain a copy.

        We may issue either senior or subordinated debt securities using this prospectus. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are an unsecured creditor of ours. The senior debt securities will be issued under the indenture described below. If we issue subordinated debt securities, they will be issued under a supplemental subordinated debt indenture, which will describe the terms of such subordinated debt securities, including provisions relating to subordination. If we issue subordinated debt securities, they will be subordinated in right of payment to all of our "senior indebtedness," as defined in the supplemental subordinated debt indenture.

        When we refer to "debt securities" in this prospectus, and except as otherwise specified, we mean the senior debt securities only. The terms of any series of subordinated debt securities will be contained in the supplemental subordinated debt indenture executed in connection with such series and described in a related prospectus supplement.

        This section summarizes the material provisions of the indenture and the debt securities as it relates to senior debt securities. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture. The indenture is also subject to the Trust Indenture Act of 1939. We describe below the meaning of only the more important terms. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference in the relevant discussion herein or in the prospectus supplement.

        We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

        The debt securities may be issued outside France. We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. These considerations are discussed below under "Taxation of Debt Securities—United States Taxation." The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as will be described in more detail in the prospectus supplement relating to any such debt securities.

        Unless otherwise specified in a prospectus supplement, we may, without the consent of the holders of the debt securities of a series, issue debt securities of the same series as an outstanding series of debt securities. Any additional debt securities so issued will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes.

        In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary is also subject to and qualified by reference to the description of the terms of the series to be described in the prospectus supplement.

        The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

  •
  the title of the series of debt securities;

  •
  whether they are senior debt securities or subordinated debt securities;

  •
  any limit on the aggregate principal amount of the series of debt securities;

  •
  the date or dates on which we will pay the principal of the series of debt securities;

  •
  the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

  •
  the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates, as well as any other provisions regarding payment;

  •
  any paying agents, authentication agents, security registers or other agents for debt securities, if other than the trustee;

  •
  any provisions for redemption at the option of the holder;

  •
  the denominations in which the series of debt securities will be issuable;

  •
  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon any declaration of acceleration of maturity;

  •
  the currency of payment of principal of, premium, if any, and interest on the series of debt securities and the manner of determining the equivalent amount in the currency of the United States of America, for the purpose of determining outstanding amounts and, if applicable, for purposes of payment;

  •
  if the principal amount payable at maturity of the series of debt securities will not be determinable prior to maturity, the amount that will be deemed to be the principal amount thereof for any other purpose under the indenture or the debt securities;

  •
  any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

  •
  any amendment to or removal of the covenant to pay additional amounts for withholding taxes or other governmental charges and the related right to an optional tax redemption for such a series;

  •
  any addition to or change in the events of default or covenants or other provisions applicable to the series of debt securities, or any that are not applicable;

  •
  whether the series of debt securities will be issuable in whole or in part in the form of a global security as described under "Legal Ownership—Global Securities," and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

  •
  the terms of any repurchase or remarketing rights;

  •
  whether the series of debt securities can be redeemed at our option;

  •
  any provisions related to additional amounts;

  •
  any conversion or exchange provisions;

  •
  any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which such collateral may be added, released or substituted;

  •
  any provisions relating to guaranties for the debt securities and any circumstances under which there may be additional obligors;

  •
  any provisions granting special rights to holders upon the occurrence of a specified event;

  •
  any provision with respect to any special interest or other premium;

  •
  with regard to debt securities that do not bear interest, the date for any required reports to the trustee;

  •
  any special tax provisions that apply to the debt securities;

  •
  any and all additional, eliminated or changed terms that will apply to the debt securities; and

  •
  any other terms of the debt securities.

        In this description of debt securities "you" means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the section "Legal Ownership—Street Name and Other Indirect Holders."

Additional Mechanics

  Exchange and Transfer

        The debt securities will be issued:

  •
  in fully registered form;

  •
  without interest coupons; and

  •
  in denominations that will be indicated in the prospectus supplement.

        Unless otherwise specified in the prospectus supplement, the debt securities will be issued in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as will be specified in the applicable prospectus supplement. See "Legal Ownership—Global Securities" for more information. The following description relates to the transfer and exchange of debt securities in the event debt securities are not in the form of global certificates deposited with a depositary.

        You may have your debt securities of any series broken into more debt securities of smaller denominations of the same series or combined into fewer debt securities of larger denominations of the same series, as long as the total principal amount is not changed.

        You may exchange or transfer registered debt securities at the corporate trust office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

        If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

  Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day is called the regular record date and will be stated in the prospectus supplement.

        We will pay interest, principal and any other money due on the registered debt securities at the trustee's corporate trust office. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer.

        We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office, but we must maintain an office or agency in each place of payment for the debt securities of any series. These offices are called paying agents. We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities.

        Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

        Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

  Notices

        We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records.

Mergers and Similar Events

        We are generally permitted to consolidate or merge with another company or entity. We are also permitted to sell or lease substantially all of our assets to another corporation or other entity or to buy or lease substantially all of the assets of another corporation or other entity.

        No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the applicable indenture requiring your approval, as described below under "Modification and Waiver." We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

  •
  a lower credit rating being assigned to the debt securities or to other of our debt; or

  •
  additional amounts becoming payable in respect of withholding tax.

        Except as provided below, we have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:

  •
  Where we merge out of existence or sell or lease substantially all of our assets, the other entity must be duly organized and validly existing under the laws of the relevant jurisdiction.

  •
  The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default under such debt securities. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under "Events of Default—What is An Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded.

  •
  If we merge out of existence or sell or lease substantially all of our assets, the other entity must assume, through a supplemental indenture, our obligations under the applicable indenture and the debt securities, including our obligation to pay additional amounts described below under "Payment of Additional Amounts." In the event the jurisdiction of incorporation of the successor is not the Republic of France, such successor will also agree to be bound to the obligations described below under "Payment of Additional Amounts" but shall substitute the successor's jurisdiction of incorporation for the Republic of France.

  •
  If we merge out of existence or sell or lease substantially all of our assets, we must provide to the trustee a certificate signed by a duly authorized officer and an opinion of legal counsel stating that the conditions set forth in the indenture have been complied with.

        It is possible that the U.S. Internal Revenue Service or a court may deem a merger or other similar transaction to cause an exchange for U.S. federal income tax purposes of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other unfavorable or favorable tax consequences to any particular holder.

Certain Covenants

        The indenture will contain certain covenants regarding, among other matters, corporate existence and reports to holder of debt securities. Unless we indicate otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. Unless we indicate otherwise in a prospectus supplement, the provisions of the indenture will not afford holders of debts securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except to the extent set forth therein.

Modification and Waiver

        There are three types of changes we can make to the indenture and the debt securities.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder. We must obtain your approval in order to:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce the principal of, premium, if any, amount or rate of interest payable on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the applicable indenture or to waive various defaults; and

  •
  modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

        Changes Requiring a Majority Vote.    The second type of change to the indenture and your debt securities is the kind that requires a vote in favor by holders of debt securities owning either a majority of the principal amount of a series affected or by holders of a majority of the principal amount of all debt securities identified by us as affected, in which case such holders will be treated as a single class for such purpose. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same majority vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities described above under "—Changes Requiring Your Approval" unless we obtain, with respect to each series affected, each holder's individual consent, for example, by calling a meeting of holders and seeking a 100% quorum and unanimous consent, or, more likely, by obtaining written consents from each holder, to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. We are not required to obtain your approval in order to:

  •
  evidence the succession of another corporation to us and the assumption by any such successor of the covenants we are subject to described in this prospectus and in the debt securities;

  •
  add to the covenants we are subject to for the benefit of the holders of all or any series of debt securities or to surrender any right or power herein conferred upon us;

  •
  add any additional events of default for the benefit of the holders of all or any series of debt securities;

  •
  add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination shall become effective only when there is no outstanding debt securities of any series created prior to the execution of such supplemental indenture or the delivery of an officer's certificate which is entitled to the benefit of such provision;

  •
  establish the form or terms of the debt securities of any series as described in this prospectus and in the debt securities;

  •
  evidence and provide for a successor trustee or to add to or change any provision necessary to facilitate the administration of the trusts under the indenture for more than one trustee; or

  •
  cure any ambiguity or correct or supplement any provision under the indenture that may be defective or inconsistent with any other provision thereunder; provided, however, that such action shall not materially adversely affect the interests of the holders of debt securities of any series.

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

  •
  Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased pursuant to any applicable defeasance provisions that will be described in the prospectus supplement applicable to such debt securities.

  •
  We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote with respect to changes to the indenture and/or debt securities or the waiver of certain covenants. If we set a record date for this purpose, that vote or waiver may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken prior to 90 days after the record date.

        Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver or consent.

Redemption and Repayment

        The prospectus supplement will state whether the debt securities are redeemable by us or subject to repayment at the holder's option, other than as described below under "Optional Tax Redemption" and "Redemption in Connection with Tender Offer."

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices.

        Our company shall not be required to establish a sinking fund.

Payment of Additional Amounts

        We will make payments on the debt securities without withholding any taxes unless otherwise required to do so by French law. Unless otherwise specified in the prospectus supplement, if the Republic of France or any tax authority therein requires us to withhold or deduct amounts from payment on a debt security for or on account of taxes or any other governmental charges, subject to the exceptions described below, we will, to the fullest extent then permitted by law, be required to pay you additional amounts so that the net amount you receive will be the amount specified in the debt security to which you would otherwise have been entitled. We will not have to pay additional amounts under any of the following circumstances:

  •
  The holder or beneficial owner of the debt securities (or a third party holding on behalf of the holder or such beneficial owner) is subject to such tax or governmental charge by reason of having some connection to the Republic of France requiring such withholding or deduction, other than the mere holding or beneficial ownership of the debt security.

  •
  Taxes that are imposed or levied by reason of the failure of such holder or beneficial owner to present (where presentation is required) its debt security within 30 calendar days after we have made available to such holder or beneficial owner a payment under the debt securities and the indenture (excluding any additional amounts to which such holder or beneficial owner would have been entitled had its debt securities been presented on any day within such 30 calendar day period).

  •
  The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

  •
  The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding or deduction.

  •
  The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

  •
  to provide information about the nationality, residence or identity of the holder or beneficial owner; or

  •
  to make a declaration or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the Republic of France require as a precondition to exemption from all or part of such tax or governmental charge.

  •
  The withholding or deduction is imposed pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income, or any other directive amending, supplementing or replacing such directive, including European Union Directive 2014/107/EU, or any law implementing or complying with, or introduced in order to conform to, such directive or directives.

  •
  The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent or by receiving payments under such debt securities in a bank account opened in a financial institution that is not located in any non-cooperative State or territory as set forth in the list, as amended from time to time, referred to in Article 238-0 A of the French General Tax Code (Code général des impôts).

  •
  The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the Republic of France require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.

        These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Talend S.A. (the "Issuer") by merger is organized or if we otherwise change the jurisdiction in which the Issuer is organized or resident for tax purposes, except that the name of the jurisdiction of the successor, or our new jurisdiction of organization or residency for tax purposes, will be substituted for the Republic of France.

Optional Tax Redemption

        Unless otherwise specified in the prospectus supplement for a particular series, we have the option to redeem the debt securities of any series prior to maturity if, upon the occurrence of any change in, or any change in the official application or interpretation of, French law (or the law of the jurisdiction of our successor, or of our new jurisdiction of organization or residency for tax purposes), becoming effective after the issuance date of the debt securities of the series (or in the case of a successor to the Issuer, the date on which such person assumed our obligations under the debt securities of the series as described under "Special Mergers and Similar Events"), we would be required to pay additional amounts as described under "Payment of Additional Amounts", in which case we may redeem the debt securities of the series in whole but not in part at a redemption price equal to 100% of the principal amount of the debt securities of the series plus accrued and unpaid interest to (but not including) the redemption date. Furthermore, the redemption notice may not be given more than 90 days before the latest practicable date on which we could make payment of principal and interest without withholding for such French taxes (or the taxes arising from the law of any other jurisdiction of incorporation or residency referred to above).

        Prior to giving the notice of a tax redemption, we will deliver to the trustee

  •
  a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

  •
  an opinion of legal counsel stating that we are or would be obligated to pay additional amounts as a result of such change or amendment in the official application or interpretation of French law (or, in the case of a successor to the Issuer, in the official application or interpretation of the law of the jurisdiction of incorporation or residency for tax purposes of such successor).

Redemption in Connection with Tender Offer

        If holders of the debt securities of a series of not less than 80% in the aggregate principal amount outstanding of such series validly tender and do not validly withdraw such debt securities in such tender offer and we, or any other person making such tender offer, purchases all of such debt securities validly tendered and not validly withdrawn by such holders, we will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer, to redeem all of the outstanding debt securities of such series following such purchase at a price equal to the price offered to holders of such series in the tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest to (but not including) the redemption date.

Defeasance and Discharge

        The indenture contains a provision that permits us to elect:

  •
  to be discharged from all our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

  •
  to be released from our obligations under some or all of the covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of such covenants.

        We can make either of the above elections, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of a series a combination of money and/or U.S. government or U.S. government agency obligations or, in the case of debt securities denominated in a currency other than U.S.

    dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations, in either case, that will generate enough cash to make interest, principal and any other payments on the debt securities of such series on their various due dates. In addition, on the date of such deposit, we must not be in default.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in U.S. federal income tax law or a ruling from the U.S. Internal Revenue Service that enables us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves in accordance with their terms.

        With respect to debt securities of any series that are denominated in a currency other than U.S. dollars, "foreign government obligations" means:

  •
  direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

        However, even if we take these actions, a number of our obligations relating to the debt securities of the series will remain. These include the following obligations:

  •
  to register the transfer and exchange of debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities;

  •
  to maintain paying agencies; and

  •
  to deposit money for payment in trust.

Ranking

        Unless otherwise specified in the relevant prospectus supplement, the senior debt securities are not subordinated to any of our other unsecured debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

        If we issue subordinated debt securities, they will be issued under a supplemental subordinated debt indenture, which will describe the terms of such subordinated debt securities, including provisions relating to subordination. If we issue subordinated debt securities, they will be subordinated in right of payment to all of our "senior indebtedness," as defined in the supplemental subordinated debt indenture.

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors.

        The indenture does not limit our ability to incur additional indebtedness.

Events of Default

        You will have special rights if an event of default occurs in respect of a series to which your debt security belongs and is not cured, as described later in this subsection.

        What Is an Event of Default? The term "event of default" means, with respect to a series of debt securities, any of the following:

  •
  any amount of principal of a debt security of that series is not paid on the due date thereof and such default is not remedied within a period of 15 days from such due date;

  •
  any amount of interest on, or any premium on, a debt security of that series is not paid on the due date thereof and such default is not remedied within a period of 30 days from such due date;

  •
  any other obligation of the Issuer under the applicable indenture is not complied with or performed within a period of 60 days from receipt by us of a written notice (delivered by registered or certified mail) to us that we are in breach. The notice must be sent by either the trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series;

  •
  the Company or any Principal Subsidiary makes any proposal for a general moratorium (plan de continuation en redressement judiciaire) in relation to its debt or ceases its payments (including, without limitation, a cessation des paiements under French law) or a judgment is issued for the judicial liquidation (including, without limitation, a liquidation judiciaire under French law) or for a transfer of the whole of the business (including, without limitation, a cession totale de l'entreprise under French law) of the Company or of any Principal Subsidiaries or anything equivalent to such a court-approved proposal, settlement or transfer occurs with respect to the Company or any Principal Subsidiary or if the Company or any Principal Subsidiary makes a court-approved conveyance, assignment or other arrangement for the benefit of its creditors or enters into a court-approved composition with its creditors (exclusing a safeguard plan). For the avoidance of doubt, the above excludes all arrangements of the Company or of any Principal Subsidiary in mediation (mandat ad hoc), conciliation and safeguard proceedings.;

  •
  an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of any of our Principal Subsidiaries (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any scission or any apport partiel d'actifs under French law)) or an order is made by any competent authority or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer (otherwise than for the purposes of or pursuant to an amalgamation, reorganization, merger, consolidation, or restructuring or other similar arrangement whilst solvent (including, without limitation, any fusion-absorption or any scission or any apport partiel d'actifs under French law)) where the entity resulting from or surviving following such amalgamation, reorganization, merger, consolidation or restructuring or other similar arrangement, assumes or owes the obligation resulting from the debt securities of the series; or

  •
  any other event of default described in the prospectus supplement occurs.

        For the purpose of this section,

        "Principal Subsidiary" means at any relevant time any company or other entity the accounts of which are consolidated with those of the Issuer and which, together with its own Subsidiaries, accounts for at least 15 percent of the net consolidated annual sales of the Issuer as disclosed from time to time in our latest publicly issued consolidated annual financial statements.

        "Subsidiary" means, in relation to any person or entity at any time, any other person or entity (whether or not now existing) meeting the definition of Article L. 233-1 of the French Commercial

Code or any other person or entity controlled directly or indirectly by such person or entity within the meaning of Article L. 233-3 of the French Commercial Code. These articles:

  •
  define a subsidiary as an entity for which a majority of the share capital is owned by another entity (Article L. 233-1); and

  •
  provide a list of the circumstances under which an entity is considered to control another ((i) direct or indirect holding of majority voting rights of an entity; (ii) majority voting rights of an entity by virtue of an agreement with other shareholders that is not contrary to the interests of the entity; (iii) the ability, given voting rights, to determine whether resolutions are adopted at general shareholder meetings of an entity; (iv) shareholding combined with the ability to appoint or to revoke the majority of the members of the board of directors, the supervisory board or other administrative body of the entity. An entity is also deemed to exert control over another entity if it directly or indirectly holds more than 40% of the voting rights of the other entity and no other shareholder holds a greater shareholding. In addition, two or more entities acting in concert are considered as jointly controlling another when they are able to determine whether resolutions are adopted at general shareholder meetings of another entity) (Article L. 233-3).

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured.

  •
  The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

  •
  No direction inconsistent with such written request must have been given to the trustee during such 60-day period by holders of a majority in principal amount of all outstanding debt securities of that series.

        Nothing, however, will prevent an individual holder from bringing suit to enforce payment.

        Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request to the trustee and to make or cancel a declaration of acceleration.

        We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default.

Regarding the Trustee

        We and several of our subsidiaries may maintain banking relations with any trustee and its affiliates named in any accompanying prospectus supplement in the ordinary course of our and their business.

        If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice under the indenture or our default having to continue for a specific period of time thereunder were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent or one or more purchasers of such units, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units;

  •
  a discussion of material U.S. federal and French income tax considerations, if applicable; and

  •
  whether the units if issued as a separate security will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find More Information."

 TAXATION

  U.S. Federal Income Tax Considerations

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

  Non-U.S. Tax Considerations

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material French tax consequences that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

 DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

        JPMorgan Chase Bank, N.A has agreed to act as the depositary for the ADSs that represent our ordinary shares. Each ADS represents one ordinary share deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In this description, references to ADRs shall include the statements you will receive which reflect your ownership of ADSs.

        The depositary's office is located at 4 New York Plaza, Floor 12, New York, NY, 10004.

        You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. French law governs shareholder rights. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are set forth in the deposit agreement. The deposit agreement and the ADSs are governed by New York law. Under the deposit agreement, as an ADR holder, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

        The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC's Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC's website at http://www.sec.gov.

Share Dividends and Other Distributions

  How will I receive dividends and other distributions on the ordinary shares underlying my ADSs?

        We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

        Except as stated below, the depositary, within a reasonable time, will deliver such distributions to ADR holders in proportion to their interests in the following manner:

  •
  Cash.  The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

  •
  Ordinary shares.  In the case of a distribution in ordinary shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such ordinary shares. Only whole ADSs will be issued. Any ordinary shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

  •
  Rights to receive additional ordinary shares.  In the case of a distribution of rights to subscribe for additional ordinary shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

  (i)
  sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

  (ii)
  if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

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  Other distributions.  In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

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  Elective distributions.  In the case of a dividend payable at the election of our shareholders in cash or in additional ordinary shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders generally, or any ADR holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

        If the depositary determines in its reasonable discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may, after consultation with the company if practicable, choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

        Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

        The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

        There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the "Depositary receipt sale and purchase of security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

  How does the depositary issue ADSs?

        The depositary will issue ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus with respect to a particular offering, we will arrange with the underwriters named in the prospectus supplement with respect to such offering to deposit such ordinary shares.

        Ordinary shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

        The custodian will hold all deposited ordinary shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the ordinary shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited ordinary shares. The deposited ordinary shares and any such additional items are referred to as "deposited securities".

        Upon each deposit of ordinary shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder's name. An ADR holder can request that the ADSs not be held through the depositary's direct registration system and that a certificated ADR be issued.

  How do ADR holders cancel an ADS and obtain deposited securities?

        When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying ordinary shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

        The depositary may only restrict the withdrawal of deposited securities in connection with:

  •
  Temporary delays caused by closing our transfer books or those of the depositary or the deposit of ordinary shares in connection with voting at a shareholders' meeting, or the payment of dividends;

  •
  The payment of fees, taxes and similar charges; or

  •
  Compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

        The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

  •
  To receive any distribution on or in respect of deposited securities,

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  To give instructions for the exercise of voting rights at a meeting of holders of ordinary shares,

  •
  Of the ADR program and for any expenses as provided for in the ADR, or

  •
  To receive any notice or to act in respect of other matters all subject to the provisions of the deposit agreement.

Voting Rights

  How do I vote?

        If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the ordinary shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receipt from us of notice of any meeting at which the holders of ordinary shares are entitled to vote, or of our solicitation of consents or proxies from holders of ordinary shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct the depositary to exercise the voting rights for the ordinary shares which underlie your ADSs, including instructions for giving a proxy to the chairman of our board of directors to vote in favor of all resolutions endorsed by our board of directors and against any resolutions not so endorsed. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying ordinary shares or other deposited securities, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. Voting instructions will not be deemed to be received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. To the extent the depositary has been provided with at least 40 days' notice of the proposed meeting, if the depositary receives from you voting instructions which fail to specify the manner in which the depositary is to vote the deposited securities, as well as if instructions are not timely received by the depositary from you, subject to applicable provisions of French law and of our By-laws, you shall be deemed, and the depositary is instructed to deem you, to have instructed the depositary to give a proxy to the chairman of our board of directors to vote or cause to be voted the ordinary shares which underlie your ADSs as to which such instructions are so deemed given in favor of all resolutions endorsed by the company's board of directors and against any resolutions not so endorsed, provided that no such instruction shall be deemed given and no proxy shall be given (a) if we inform the depositary in writing that (i) we do not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of ADRs and (b) unless the depositary has been provided with an opinion from our legal counsel, in form and substance satisfactory to the depositary, with respect to certain matters specified by the depositary.

        Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

        There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

  Will ADR holders be able to view our reports?

        The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

        Additionally, if we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

  What fees and expenses will I be responsible for paying?

        The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of ordinary shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, $5.00 or less for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

        The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

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  A fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

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  A fee of U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

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  An aggregate fee of U.S.$0.02 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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  A fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the ordinary shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

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  A fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the $0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were ordinary shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

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  Stock transfer or other taxes and other governmental charges;

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  Cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of ordinary shares, ADRs or deposited securities;

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  Transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

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  In connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion; and

  •
  Fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

        JPMorgan Chase Bank, N.A. and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

        We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The charges described above may be amended from time to time by agreement between us and the depositary.

        The depositary may make available to us a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

        If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the holder thereof to the depositary and by holding or having held an ADR the holder and all prior holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect thereof. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

        By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

        If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of ordinary shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

          (1)   amend the form of ADR;

          (2)   distribute additional or amended ADRs;

          (3)   distribute cash, securities or other property it has received in connection with such actions;

          (4)   sell any securities or property received and distribute the proceeds as cash; or

          (5)   none of the above.

        If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

  How may the deposit agreement be terminated?

        The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, (a) if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary and (b) if the depositary receives a written notice that deposited securities have been purchased for cash, or that a court has approved a scheme of arrangement or comparable type of transaction pursuant to which such deposited securities will be purchased for cash, in either case in a transaction that is mandatory and binding on the depositary as a holder of those deposited securities the depositary may immediately terminate the deposit agreement effective as of the date notice is first provided to Holders or such later date established by the depositary and stated in such notice in order to coincide or be close with the date on which the deposited securities have been exchanged for cash (a termination under this (b) being a "termination event"). Except in the case of a termination event, (1) if at the date so fixed for termination the depositary believes the ordinary shares are not publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (i) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary, (ii) the depositary shall charge its cancellation fee on all existing ADSs, (iii) the depositary shall then use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs, and (iv) at such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct the custodian to deliver all ordinary shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such ordinary shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a share certificate representing the ordinary shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder's name and to deliver such share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. Except in the case of a termination event, if at the date so fixed for termination, the depositary believes the ordinary shares are publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (x) the depositary and its agents will perform no further acts under the deposit agreement, except to receive and hold (or sell) distributions on ordinary shares and deliver the ordinary shares being withdrawn and (y) as soon as practicable after the expiration of six months from the date so fixed for termination, the depositary shall endeavor to sell the ordinary shares and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, without liability for interest, in trust for the pro rata benefit of the holders of ADRs who have not yet surrendered their ADRs. After providing the instruction to the custodian under the third preceding sentence, and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs. After making any such sale under (y) of the second preceding sentence or receipt of the cash on a termination event, the depositary shall be discharged from all obligations in respect of the deposit agreement, except to account for such net proceeds and other cash. After we receive the copy of the ADR register and the ordinary shares or, in the case of a termination event or circumstances under the third preceding sentence, we shall be discharged from all obligations under the deposit agreement except (i) to distribute the ordinary shares to the holders entitled thereto, if applicable, and (ii) for our obligations to the depositary and its agents.

Limitations on Obligations and Liability to ADR holders

  Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

        Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

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  Payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of ordinary shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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  The production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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  Compliance with such regulations as the depositary may establish consistent with the deposit agreement.

        The issuance of ADRs, the acceptance of deposits of ordinary shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

        The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents, provided, however, that no disclaimer of liability under the Securities Act is intended by any of the limitations of liabilities provisions of the deposit agreement. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

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  Any present or future law, rule, regulation, fiat, order or decree of the United States, France, the United Kingdom or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary's or our respective agents' direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

  •
  It exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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  It performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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  It takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

        It relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

        Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.

        Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third-party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

        The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of French law, rules or regulations or any changes therein or thereto.

        Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of

non-U.S. tax paid against such holder's or beneficial owner's income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

        Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary, us, nor any of our agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

        In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

        The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

Disclosure of Interest in ADSs

        To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

        The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary.

        The depositary will maintain facilities for the delivery and receipt of ADRs.

Pre-release of ADSs

        In its capacity as depositary, the depositary shall not lend shares or ADSs; provided, however, that the depositary may (i) issue ADSs prior to the receipt of shares and (ii) deliver shares prior to the receipt of ADSs for withdrawal of deposited securities, including ADSs which were issued under (i) above but for which shares may not have been received, or each such transaction, a pre-release. The depositary may receive ADSs in lieu of shares under (i) above (which ADSs will promptly be canceled by the depositary upon receipt by the depositary) and receive shares in lieu of ADSs under (ii) above. Each such pre-release will be subject to a written agreement whereby the person or entity, or, the applicant, to whom ADSs or shares are to be delivered (a) represents that at the time of the pre-release the applicant or its customer owns the shares or ADSs that are to be delivered by the applicant under such pre-release, (b) agrees to indicate the depositary as owner of such shares or ADSs in its records and to hold such shares or ADSs in trust for the depositary until such shares or ADSs are delivered to the depositary or the custodian, (c) unconditionally guarantees to deliver to the depositary or the custodian, as applicable, such shares or ADSs, and (d) agrees to any additional restrictions or requirements that the depositary deems appropriate. Each such pre-release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the depositary deems appropriate, terminable by the depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the depositary deems appropriate. The depositary will normally limit the number of ADSs and shares involved in such pre-release at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The depositary may also set limits with respect to the number of ADSs and shares involved in pre-release with any one person on a case-by-case basis as it deems appropriate. The depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided in connection with pre-release transactions, but not the earnings thereon, shall be held for the benefit of the ADR holders (other than the applicant).

Appointment

        In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

  •
  Be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs; and

  •
  Appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law

        The deposit agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Notwithstanding the foregoing, any action based on the deposit agreement or the transactions contemplated thereby may be instituted by the depositary in any competent court in France and/or the United States.

        By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY

        Neither the French Commercial Code nor our By-laws impose any restrictions on the right of non-French residents or non-French shareholders to own and vote shares. However, residents outside of France, as well as any French entity controlled by non-French residents, must file an administrative notice with French authorities in connection with their direct and indirect foreign investments in us, including through ownership of ADSs, on the date a binding purchase agreement is executed or a tender offer is made public. Under existing administrative rulings, the following transactions qualify as foreign investments in us:

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  any transaction carried out on our capital by a non-French resident provided that after the transaction the cumulative amount of the capital or the voting rights held by non-French residents exceeds 33.33% of our capital or voting rights;

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  any transaction mentioned above carried out by a corporation incorporated under French law whose capital or voting rights are held for more than 33.33% by non-French residents;

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  any transaction carried out abroad resulting in a change of the controlling shareholder of a corporation incorporated under a foreign law that holds a shareholding or voting rights in us if our capital or voting rights are held for more than 33.33% by non-French residents;

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  loans and guarantees granted by a corporation incorporated under foreign laws to us in amounts evidencing control over our financing; and

  •
  patent licenses granted by a corporation incorporated under foreign laws or management or technical assistance agreements with such corporation that place us in a dependent position vis-à-vis such party or its group.

        Violation of this administrative notice requirement is sanctioned by a fine of €750. This amount may be multiplied by five if the violation is made by a legal entity.

        Additionally, residents outside of France must file a declaration for statistical purposes with French authorities within twenty working days after the settlement date of certain direct foreign investments in us, including purchases of our ADSs. In particular, such filings are required in connection with investments that exceed EUR 15,000,000 and lead to the acquisition of more than 10% of our company's outstanding ordinary shares or cross the 10% shareholder ownership threshold. Violation of this filing requirement may be sanctioned by five years of imprisonment and a fine of up to twice the amount of the relevant investment. This amount may be multiplied by five if the violation is made by a legal entity.

  Foreign Exchange Controls

        Under current French foreign exchange control regulations there are no limitations on the amount of cash payments that we may remit to residents of foreign countries. Laws and regulations concerning foreign exchange controls do, however, require that all payments or transfers of funds made by a French resident to a non-resident such as dividend payments be handled by an accredited intermediary. All registered banks and substantially all credit institutions in France are accredited intermediaries.

  Availability of Preferential Subscription Rights

        Our shareholders will have the preferential subscription rights described under "Description of Share Capital—Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares—Changes in Share Capital—Preferential Subscription Right". Under French law, shareholders have preferential rights to subscribe for cash issues of new shares or other securities giving rights to acquire additional new shares on a pro rata basis. Holders of our securities in the United States (which may be in the form of shares or ADSs) may not be able to exercise preferential subscription rights for their securities unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional new shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, holders of our securities in the United States will be unable to exercise any preferential subscription rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities. We intend to evaluate at the time of any rights offering the costs and potential liabilities associated with registering the rights, as well as the indirect benefits to us of enabling the exercise by holders of shares and holders of ADSs in the United States of the subscription rights, and any other factors we consider appropriate at the time, and then to make a decision as to whether to register the rights. We cannot assure you that we will file a registration statement.

        For holders of ADSs representing our shares, the depositary may make these rights or other distributions available to ADS holders. If the depositary does not make the rights available to ADS holders and determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case the holders will receive no value for them. "Description of American Depositary Shares—Share Dividends and Other Distributions" explains in detail the depositary's responsibility in connection with a rights offering. See also "Risk Factors—Your right as a holder of ADSs to participate in any future preferential subscription rights or to elect to receive dividends in shares may be limited, which may cause dilution to your holdings".

 SELLING SHAREHOLDERS

        This prospectus also relates to the possible resale by certain of our shareholders, who we refer to in this prospectus as the "selling shareholders," of up to 10,528,483 ADSs representing 10,528,483 ordinary shares that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. When we refer to the "selling shareholders" in this prospectus, we mean the persons listed in the table below, as well as their donees, pledgees, assignees, transferees, distributees, or other successors in interest.

        No selling shareholder has had any material relationship with us or any of our affiliates within the past three years, other than as described below.

Shareholder Agreement

        We have entered into the Shareholder Agreement with entities affiliated with Balderton Capital, Bpifrance Investissement, Galileo Partners, Idinvest Partners and Silver Lake Sumeru (the "Shareholder Agreement"). The Shareholder Agreement contains specific rights, obligations and agreements of these parties as holders of our ordinary shares or equity securities representing our ordinary shares (including the ADSs).

        In addition, the Shareholder Agreement contains provisions related to the composition of our board of directors. Pursuant to the Shareholder Agreement, entities affiliated with Balderton Capital, Bpifrance Investissement, Idinvest Partners and Silver Lake Sumeru are entitled to nominate members of our board of directors. The current directors nominated by affiliates of Balderton Capital, Bpifrance Investissement and Silver Lake Sumeru under the Shareholder Agreement are Bernard Liautaud, Thierry Sommelet, and John D. Brennan, respectively. Idinvest Partners is not currently affiliated with any member of our board of directors. Affiliates of Balderton Capital, Bpifrance Investissement, Galileo Partners, Idinvest Partners and Silver Lake Sumeru have agreed to vote their Company securities in favor of the directors nominated as set forth above.

        Under the Shareholder Agreement, certain of the selling shareholders have the right, subject to certain limitations, to demand that we register the sale of Company securities now held by them, other than Company securities (i) which have previously been registered, (ii) which have been sold to the public either pursuant to a registration statement or Rule 144, or (iii) which have been sold in a private transaction in which the transferor's rights under the Shareholder Agreement are not validly assigned in accordance with the Shareholder Agreement.

        In addition, certain of the selling shareholders have the right to request that we register the sale of Company securities to be sold by them on Form F-3 or Form S-3 (as applicable) and, no more than three times during any 12-month period, each such holder may demand that we make available shelf registration statements permitting sales of Company securities into the market from time to time over an extended period. Subject to certain limitations, at any time when we have an effective shelf registration statement, certain shareholders each shall have the right to make no more than two marketed takedown demands during any 12-month period.

        In addition, certain of the selling shareholders have the ability to exercise certain piggyback registration rights in respect of Company securities in connection with registered offerings requested by certain other shareholders or initiated by us.

Conditional Advances from Bpifrance Financement

        Bpifrance Financement provides advances for research and development projects, which we reimburse should the project be successful. Bpifrance Financement is registered as a bank with the French Banking Authority. Thierry Sommelet, one of our directors, is a director of Bpifrance Investissement (an affiliate of BPIfrance Financement). BPIfrance Financement has funded one successful project for a total of $0.9 million (paying us $0.4 million in 2010 and $0.5 million in 2013). We are repaying this advance quarterly from December 2013 to September 2017. The loan is interest free but is presented at fair value. As of August 31, 2017, the balance due on this advance is $0.01 million.

Participation in our Initial Public Offering

        Certain entities associated with Bpifrance Investissement purchased 550,000 of our ADSs in our initial public offering in July 2016, at the initial public offering price.

Selling Shareholders

        The following table details the name of each selling shareholder, the number of ordinary shares held by the selling shareholder, and the number of ordinary shares that may be offered by the selling shareholder for resale under this prospectus. The following table has been prepared on the assumption that all shares offered for resale by the selling shareholders under this prospectus will be sold to parties unaffiliated with the selling shareholders. The percentage of ordinary shares owned by the selling shareholders both prior to and following the offering of securities pursuant to this prospectus, is based on 29,111,532 ordinary shares outstanding as of August 31, 2017 and does not take into account any securities issued by us pursuant to this prospectus. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such ordinary shares.

        Unless otherwise indicated, the principal address of each of the shareholders below is c/o Talend, Inc. 800 Bridge Parkway, Suite 200, Redwood City, CA 94065.

	Prior to the Offering			After the Offering
Name of Selling Shareholder	Number of Shares Beneficially Owned	Percent of Shares Outstanding	Number of Shares Being Registered for Resale	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Entities affiliated with Silver Lake Sumeru(1)	4,146,140	14.2%	4,146,140	*	*
Entities affiliated with Idinvest Partners(2)	2,498,233	8.6%	786,912	1,711,321	5.9%
Entities affiliated with Balderton Capital(3)	4,032,536	13.9%	4,032,536	*	*
Entity affiliated with Bpifrance Investissement(4)	2,112,895	7.3%	1,562,895	550,000	1.9%
Total	12,789,804	43.9%	10,528,483	2,261,321	7.8%

*
Less than 1%.

(1)
Consists of (i) 4,063,217 ordinary shares held of record by Silver Lake Sumeru Fund Cayman, L.P. ("SLS"); and (ii) 82,923 ordinary shares held of record by Silver Lake Technology Investors Sumeru Cayman, L.P. ("SLTIS"). Silver Lake Technology Associates Sumeru Cayman, L.P. ("SLTA") is the sole general partner of both SLS and SLTIS. SLTA Sumeru (GP) Cayman, L.P. ("SLTA GP") is the sole general partner of SLTA, and Silver Lake Sumeru (Offshore) AIV GP, Ltd. ("SLS AIV") is the sole general partner of SLTA GP. SLS AIV is controlled by a board of nine directors that acts by majority approval and possesses sole voting and dispositive power with respect to the ordinary shares owned by SLS and SLTIS. The principal business address of these entities is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(2)
Consists of (i) 556,095 ordinary shares held of record by FCPI Idinvest Croissance 2005; (ii) 641,446 ordinary shares held of record by FCPI Capital Croissance; (iii) 568,960 ordinary shares held of record by FCPI Objectif Innovation Patrimoine; (iv) 170,662 ordinary shares held of record by FCPI Poste Innovation 8; (v) 203,089 ordinary shares held of record by FCPI Allianz Eco Innovation; (vi) 157,275 ordinary shares held of record by FCPI Allianz Innovation 10; (vii) 91,039 ordinary shares held of record by FCPI Objectif Innovation 3; (viii) 60,155 ordinary shares held of record by FCPI La Banque Postale Innovation 5; and (ix) 49,512 ordinary shares held of record by FCPI Objectif Innovation 2, collectively, the ("Funds"). The ordinary shares to be registered pursuant to the registration statement of which this prospectus forms a part shall consist of (i) 170,662 ordinary shares held of record by FCPI Poste Innovation 8; (ii) 556,095 ordinary shares held of record by FCPI Idinvest Croissance 2005; and (iii) 60,155 ordinary shares held of record by FCPI La Banque Postale Innovation 5. As the management company of the Funds, Idinvest Partners shares dispositive power and shared voting power over all of the shares owned by the Funds. 51% of Idinvest Partners' share capital is held by ADFI3 and all of the share capital of ADFI3 is held by IDI, a French company listed on Euronext Paris. All powers with respect to the voting and disposition of the ordinary shares owned by the Funds and managed by Idinvest Partners are maintained by an investment committee of Idinvest Partners. Because of the powers vested in the investment committee and its composition, neither ADFI3 nor IDI are able to exercise control over the composition of, or decisions made by the investment committee and, as a result, such persons are not able to control voting, investment or disposition decisions concerning the shares owned by the Funds. The address for the Funds is c/o Idinvest Partners, 117, Avenue des Champs Elysées, 75008 Paris, France.

(3)
Consists of 4,032,536 ordinary shares held of record by Balderton Capital IV L2 S.a.r.l. ("BC IV L2"). Balderton Capital IV L1 S.a.r.l. ("BC IV L1") is the sole shareholder of BC IV L1; Balderton Capital IV, L.P. ("BC IV") is the sole shareholder of BC IV L2, and Balderton Capital Partners IV, L.P. ("BCP IV") is the sole general partner of BC IV. Balderton Capital General Partner IV, LLC ("BCGP IV") is the sole general partner of BCP IV. Voting and dispositive power of BCP IV is delegated to Balderton Capital Investments Limited ("BCIL"). The directors of BCIL are Suranga Chandratillake, Jerome Misso, Andrew Whittaker and James Nicolle. The address for BC IV L2 and BC IV L1 is c/o 2-8, Avenue Charles de Gaulle, L-1653, Luxembourg and the address for BC IV, BCP IV, BCGP IV and BCIL is c/o 1 Royal Plaza, Royal Avenue, St Peter Port, Guernsey GY1 2HL. Bernard Liautaud, a general partner of Balderton Capital and a member of our board of directors, does not exercise any voting or dispositive power with respect to the ordinary shares held by BC IV L2.

(4)
Consists of 2,112,895 ordinary shares held of record by FCPI ETI 2020, an entity affiliated with Bpifrance Investissement S.A.S. ("Bpifrance"), of which 1,562,895 ordinary shares shall be registered pursuant to the registration statement of which this prospectus forms a part. Bpifrance is a French public management company specializing in the business of equity financing via direct investment or fund of funds. Bpifrance is controlled by Bpifrance S.A., a French financial institution especially created for this purpose. Caisse des Dépots et Consignations, a French special public entity (établissement special) and EPIC Bpifrance, a French public institution of industrial and commercial nature, each hold 50% of the share capital of Bpifrance S.A. and jointly control Bpifrance S.A. The address for these entities is 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France.

PLAN OF DISTRIBUTION

        We or the selling shareholders may sell or otherwise offer our securities described in this prospectus:

  •
  to or through underwriters or dealers;

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  through agents, including ordinary brokerage transactions, block trades, placements, "at-the-market" transactions, put or call transactions or in any other way not involving market makers or established trading markets;

  •
  directly to purchasers, including our affiliates; or

  •
  through a combination of any of these methods of sale.

        Securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The distribution of securities may be carried out, from time to time, in one or more transactions, including:

  •
  block transactions and transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; or

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        To the extent applicable, the prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

  •
  the name of the relevant selling shareholders

  •
  the name or names of any underwriters, dealers or agents;

  •
  the method of distribution;

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  the public offering price or purchase price and the proceeds to us from that sale;

  •
  the expenses of the offering;

  •
  any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

  •
  all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any;

  •
  any delayed delivery arrangements; and

  •
  any other information regarding the distribution of the securities that we believe to be material.

        We or the selling shareholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

        The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to this prospectus.

        A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of the ADSs to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of such selling shareholder, such members, partners or shareholders would thereby receive freely tradeable ADSs pursuant to the distribution through a registration statement.

Sale through Underwriters or Dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling shareholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us or the selling shareholders, as applicable.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If dealers are used in the sale of securities offered through this prospectus, we or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

        To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the shares covered by this prospectus by such selling shareholders. If any selling shareholder notifies us that a material arrangement has been entered into with an underwriter, broker-dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

        We or the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. In addition, any shares that qualify for sale by the selling shareholders pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        Securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling shareholders. Unless otherwise indicated in such prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in any required prospectus supplement.

Delayed Delivery Contracts

        If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we or the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

        We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling shareholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

        In addition, the selling shareholders may enter into hedging transactions with broker-dealers which may engage in short sales of the ADSs in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell the ADSs short and deliver the ADSs to close out such short position. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the ADSs, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

        We or the selling shareholders may also make sales through the Internet or through other electronic means. Since we or the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of "basis points" above an index treasury note. Of course, many pricing methods can and may also be used.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

        Agents, underwriters and dealers may be entitled, under agreements entered into with us or the selling shareholders, to indemnification by us or the selling shareholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

        The selling shareholders and any underwriters, broker-dealers or agents that are involved in selling the ADSs may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the ADSs purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        There can be no assurance that any selling shareholder will sell any or all of the ADSs registered pursuant to the registration statement of which this prospectus forms a part.

        Once sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

 ENFORCEABILITY OF CIVIL LIABILITIES

        Talend S.A. is a corporation organized under the laws of France. Certain of our directors are non-residents of the United States and all or substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

  •
  effect service of process within the United States upon our non-U.S. resident directors or on us;

  •
  enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

  •
  enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

  •
  bring an original action in a French court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

        We have been informed by Jones Day, our French counsel, that there is doubt as to enforceability in France, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated in the U.S. federal securities laws.

        In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law No. 68-678 of July 26, 1968 as amended by French Law No. 80-538 of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. Each of the foregoing statements also applies to our auditors. We also note that investors may be able to bring an original action in a French court against us to enforce liabilities based in part upon U.S. federal securities laws.

        We have appointed Talend, Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus does not contain all of the information set forth in the registration statement that we filed.

        We are subject to the periodic reporting and other informational requirements of the Exchange Act applicable to a foreign private issuer. Under the Exchange Act, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain additional information over the Internet at the SEC's website at www.sec.gov.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Our consolidated financial statements are prepared in accordance with IFRS, as issued by the International Accounting Standards Board, and certified by an independent public accounting firm. If we make any written communications generally available to holders of our ordinary shares, and we furnish copies thereof (or English translations of summaries) to the depositary, it will distribute the same to the ADS holders.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

        We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed or furnished with the SEC:

  •
  Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the SEC on March 7, 2017;

  •
  Report on Form 6-K containing our unaudited interim consolidated financial statements for the three months ended March 31, 2017 and other information, furnished with the SEC on May 11, 2017 (SEC Accession No. 0001668105-17-000006);

  •
  Report on Form 6-K containing our unaudited interim consolidated financial statements for the three months ended June 30, 2017 and other information, furnished with the SEC on August 3, 2017 (SEC Accession No. 0001668105-17-000011); and

  •
  Registration Statement on Form 8-A, filed with the SEC on July 11, 2016.

        We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC, but excluding any information deemed furnished and not filed with the SEC, and those of our reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in the applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

        Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Talend S.A.
Attention: Corporate Secretary
800 Bridge Parkway, Suite 200
Redwood City, California 94065
Telephone: (650) 539-3200

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the ordinary shares represented by the ADSs, the preferred shares, the warrants and the units and certain legal matters relating to French law will be passed upon by Jones Day, Paris, France, and the validity of the warrants, the debt securities and the units and certain legal matters relating to U.S. federal and New York law will be passed upon by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.

EXPERTS

        Our consolidated financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 have been incorporated by reference herein in reliance on the report of KPMG S.A., an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

        The offices of KPMG S.A. are located at Tour Eqho—2, avenue Gambetta—CS 60055—92066 Paris-La Defense cedex France.

American Depositary Shares Representing Ordinary Shares

Preferred Shares

Warrants

Debt Securities

Units

10,528,483 American Depositary Shares Representing 10,528,483 Ordinary Shares Offered by the Selling Shareholders

PROSPECTUS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under French law, provisions of By-laws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

        We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act, and we have entered into agreements with our directors and executive officers to provide contractual indemnification to bear attorneys' fees and costs that are not otherwise covered by insurance for directors prevailing in a third-party action.

        We believe that this insurance and these agreements are necessary to attract qualified directors and executive officers. These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

        Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured against certain liabilities in their capacity as members of our board of directors.

        In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.    EXHIBITS.

        The following exhibits are filed herewith or incorporated by reference herein:

1.1	*	Form of Underwriting Agreement.
4.1		By-laws (statuts) of the Registrant (English translation) (filed as Exhibit 99.1 to the Report on Form 6-K filed as of September 19, 2017, incorporated by reference herein)
4.2
Deposit Agreement between Talend S.A. and JPMorgan Chase Bank, N.A., as depositary, and Owners and Holders of the American Depositary Shares (filed as Exhibit 4.1 to the Company's Registration Statement on Form F-1 filed as of July 11, 2016, incorporated by reference herein).
4.3		Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.2)
4.4		Form of Indenture
4.5		Form of Senior Debt Security (included in Exhibit 4.4)

4.6	*	Form of Warrant
4.7	*	Form of Unit Agreement
4.8
Shareholder Agreement, dated as of June 24, 2016, by and among Talend S.A. and certain shareholders (filed as Exhibit 10.35 to the Company's Registration Statement on Form F-1 filed as of June 28, 2016, incorporated by reference herein).
5.1		Opinion of Jones Day, French counsel to the Registrant.
5.2		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel to the Registrant.
12.1		Statement Regarding Computation of Ratio of Fixed Charges
23.1		Consent of KPMG S.A., Independent Registered Public Accounting Firm.
23.2		Consent of Jones Day (included in Exhibit 5.1).
23.3		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.2).
24.1		Power of Attorney of certain directors and officers of the Registrant (included in signature page of this registration statement).
25.1	*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

*
To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

ITEM 10.    UNDERTAKINGS.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

    Provided, however, that:

    paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (6)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

  (7)
  That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (8)
  The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (9)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (10)
  That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (11)
  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

        The following exhibits are filed herewith or incorporated by reference herein:

1.1	*	Form of Underwriting Agreement.
4.1		By-laws (statuts) of the Registrant (English translation) (filed as Exhibit 99.1 to the Report on Form 6-K filed as of September 19, 2017, incorporated by reference herein)
4.2
Deposit Agreement between Talend S.A. and JPMorgan Chase Bank, N.A., as depositary, and Owners and Holders of the American Depositary Shares (filed as Exhibit 4.1 to the Company's Registration Statement on Form F-1 filed as of July 11, 2016, incorporated by reference herein).
4.3		Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.2)
4.4		Form of Indenture
4.5		Form of Debt Security (included in Exhibit 4.4)
4.6	*	Form of Warrant
4.7	*	Form of Unit Agreement
4.8
Shareholder Agreement, dated as of June 24, 2016, by and among Talend S.A. and certain shareholders (filed as Exhibit 10.35 to the Company's Registration Statement on Form F-1 filed as of June 28, 2016, incorporated by reference herein).
5.1		Opinion of Jones Day, French counsel to the Registrant.
5.2		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, U.S. counsel to the Registrant.
12.1		Statement Regarding Computation of Ratio of Fixed Charges
23.1		Consent of KPMG S.A., Independent Registered Public Accounting Firm.
23.2		Consent of Jones Day (included in Exhibit 5.1).
23.3		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.2).
24.1		Power of Attorney of certain directors and officers of the Registrant (included in signature page of this registration statement).
25.1	*	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

*
To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on September 29, 2017.

TALEND S.A.
By:	/s/ MICHAEL TUCHEN
	Name:	Michael Tuchen
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned directors, officers and / or authorized representative in the United States of Talend S.A., hereby severally constitute and appoint Michael Tuchen and Thomas Tuchscherer, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of Talend S.A., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 29, 2017.

Signature	Title

/s/ MICHAEL TUCHEN Michael Tuchen	Chief Executive Officer and Director (Principal Executive Officer)
/s/ THOMAS TUCHSCHERER Thomas Tuchscherer	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ BERNARD LIAUTAUD Bernard Liautaud	Chairman
/s/ JOHN D. BRENNAN John D. Brennan	Director

Signature	Title

/s/ NANCI CALDWELL Nanci Caldwell	Director
/s/ NORA DENZEL Nora Denzel	Director
/s/ PATRICK S. JONES Patrick S. Jones	Director
/s/ STEVE SINGH Steve Singh	Director
/s/ THIERRY SOMMELET Thierry Sommelet	Director

Talend, Inc., Authorized Representative in the United States
By:	/s/ MICHAEL TUCHEN Michael Tuchen Chief Executive Officer